Exhibit 99(c)3

                                                                    Confidential
================================================================================

                                U.S. TIMBERLANDS

       Presentation to the Independent Committee of the Board of Directors

                                 April 16, 2002

                                           [LOGO] Dresdner Kleinwort Wasserstein
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

Table of Contents
--------------------------------------------------------------------------------

            1. Situation Overview

            2. Overview of U.S. Timberlands

            3. Strategic Process

            4. Valuation

            5. Appendix

                  A. Klamath Projections / Financials

                  B. Yakima Projections / Financials

                  C. Discounted Cash Flow Analysis

                  D. Cash Distribution Valuation Analysis

                  E. Comparable Companies Analysis

                  F. Comparable Transactions Analysis

                  G. Appraisal Valuation

                  H. Minority Close-out Analysis

                  I. WACC Analysis

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

================================================================================

                    -----------------------------------------

                               Situation Overview

                    -----------------------------------------

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                                       -1-

                                                              Situation Overview

Assignment & Background
================================================================================

o U.S. Timberlands, L.P. (the "Company") is a Delaware master limited partnership holding company

      o Most of the Company's earnings are generated by its 99% owned operating subsidiary, U.S. Timberland Klamath Falls, L.L.C. ("Klamath"), which is engaged in logging and selling timber and own and operates timberlands located primarily in Oregon

      o The Company also owns a 49% interest in U.S. Timberlands Yakima, L.L.C. ("Yakima"), which owns and operates timberlands located primarily in Washington

o     The Company has two classes of equity outstanding

      o Common units: 9.6MM outstanding - 19% (1.8MM) owned by the Company's management or affiliates (collectively, "Senior Management")

      o     Subordinated  units:  3.2MM  outstanding  -  100%  owned  by  Senior
            Management

o On November 2, 2000, Senior Management announced that it was exploring alternatives to enhance unitholder value, including acquiring all of the publicly traded common units outstanding and taking the Company private

      o     No specific buyout terms were announced at that time

o     On  November  9,  2000,  the  Company's  Board  of  Directors   formed  an
      independent committee (the "Independent Committee") to evaluate Senior Management's proposals for taking the Company private

o On May 10, 2001, the Company announced the terms of an offer for the publicly held common units ("Initial Offer") and announced that it would suspend its cash distributions indefinitely

      o Public tender for approximately 39% of the 7.9MM common units not held by Senior Management for $7.75 per share in cash (3.1MM units) and conversion of the remaining 4.8MM common units into 9 5/8% redeemable senior subordinated notes issued by U.S. Timberlands, L.P. due 2007

      o The Company also contemplated consolidating its affiliates into a single holding company structure simultaneously upon completion of the Initial Offer

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                                      -2-
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                                                              Situation Overview

Assignment & Background (Cont'd)
================================================================================

o On June 7, 2001, the Independent Committee retained Dresdner Kleinwort Wasserstein ("DrKW") as financial advisor to assist in evaluating the Initial Offer

o     On August 1, 2001, DrKW held an internal Fairness Committee meeting

o On August 2, 2001, DrKW met with the Independent Committee to discuss preliminary observations on the Initial Offer based on the initially delivered projections; these observations were:

      o Actual value of offer below DrKW valuation range, especially given that the 9 5/8% subordinated notes offered would trade at a deep discount to par (at the time expected at 60% to 70% of par)

      o The Company would have difficulty servicing interest on the offered 9 5/8% subordinated notes

      o     The Company should raise cash component of overall offer

o On September 19, 2001, Standard & Poor's lowered its rating on the 9 5/8% Senior Notes issued by Klamath due 2007 to B from B+

      o Downgrade results from a significant deterioration in merchantable timber volume at Klamath due primarily to aggressive harvest levels and transfers of property to Klamath's affiliate (Yakima)

o On October 3, 2001, DrKW met with the Independent Committee and the Company to discuss recent developments in the timber industry and the Company's revised forecast and internal valuation analysis

o On November 8, 2001, the Company announced a revised offer (the "Revised Offer") for the 7.9MM publicly held common units not held by Senior Management

      o As with the Initial Offer, the Company intended to consolidate its affiliates into a single holding company structure simultaneously upon completion of the Revised Offer

      o Under the Revised Offer, the Company aimed to tender for 50% of the 7.9MM publicly held common units for cash at $3.75 per unit and convert the remaining common units into Company issued 7% subordinated notes

      o On a per unit basis, the nominal value of the Revised Offer was $1.875 in cash and $1.875 of 7% subordinated notes (at par)

o On November, 12, 2001, DrKW held an internal Fairness Committee meeting to discuss the Revised Offer

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                                      -3-

                                                              Situation Overview

================================================================================

o On November 30, 2001, DrKW met with the Independent Committee and with Senior Management to discuss the Revised Offer and revised projections

      o The Company and Senior Management unexpectedly and without prior notice presented new and substantially modified projections at this meeting which upon cursory review contained errors

o Senior Management and the Independent Committee agreed to adjourn the meeting and have the Company develop a finalized and modified set of base case projections that addressed the errors and issues raised by DrKW

      o Following a series of discussions thereafter, these base case projections were finalized by the Company on January 22, 2002 along with two alternative cases ("Revised January 2002 Company Projections")

      o The Revised January 2002 Company Projections had lower timber price estimates for 2001 and reduced timber price recovery expectations - price recovery during 2000-2007 was 25% lower than the initial projections received in July

o On January 25, 2002, DrKW met with the Independent Committee and with Senior Management to discuss the fairness of the Revised Offer in the context of the Revised January 2002 Company Projections

      o DrKW gave its view that the 7% subordinated notes would be valued at 40% to 60% below par

      o As a result, the effective value of the Revised Offer on a per unit basis was potentially only $2.63 and thus unfair

o During February and March 2002, DrKW continued to discuss the proposed terms of an offer with Senior Management and the Company's counsel

o Subsequently, Senior Management made a verbal $3.00 per unit cash offer (the "Current Offer")

      o     Removes  the   substantial   risk   associated  with  the  Company's
            subordinated notes offered in the Initial and Revised Offers

o On April 4, 2002, Senior Management provided DrKW with updated valuations of the timber and timberlands owned by Klamath and Yakima as well as pricing on a recent sale by Crown Pacific of Idaho timberlands to Patriot Investments

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                                      -4-

                                                              Situation Overview

================================================================================

      o     The  land  valuations   were  prepared  by  Wesley  Rickard,   Inc.,
            independent industry valuation experts

o The valuation and financial analysis herein are based in part on the Revised January 2002 Company Projections, updated land valuations and comparable transaction information provided to DrKW by Senior Management

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                                      -5-

                                                              Situation Overview

Unit Price since Initial Offer Announcement
================================================================================

                                           [LOGO] Dresdner Kleinwort Wasserstein
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[The following information was depicted as a line chart in the printed material]

                                 Close      Volume      Series 3
                                 -----      ------      --------
                 5/10/2001        6.92      51,300        6.92
                 6/14/2001        5.38      27,600
                 7/19/2001        5.73       5,600
                 8/22/2001        4.94      32,700
                 10/2/2001        2.74       3,800
                 11/5/2001        2.42      15,400
                12/10/2001        1.86      46,200
                 1/15/2002        1.86      10,600
                 2/20/2002        1.90      32,800
                 3/26/2002        1.85      30,400        1.85

                   Daily from May 10, 2001 to April 11, 2002

  1     5/10/01:    Announced Initial Offer; suspends quarterly  distribution to unit holders

  2     6/18/01:    Announced receipt of financing commitment for its management led going private proposal

  3     8/2/01:     DrKW met with Independent Committee re: Initial Offer

  4     8/17/01:    Reported  2Q01 net loss of $0.66  per unit  compared  to net income of $0.39 per unit in 2Q00

  5     9/19/01:    S&P lowers rating on Senior Notes from B+ to B

  6     11/8/01:    Announced Revised Offer

  7     11/9/01:    A.G. Edwards issued research report  downgrading the Company from hold to sell

  8     11/19/01:   Reported  3Q01 net loss of $0.66 per unit  compared to a net loss of $0.41 per unit in 3Q00

  9     11/30/01:   DrKW met with Independent Committee re: Revised Offer

  10    3/26/02:    Reported  4Q01 net loss of $0.78 per unit  compared to a net loss of $0.16 per unit in 4Q00

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                                      -6-

                                                              Situation Overview

Overview of Proposed Offer
================================================================================

Offer Terms:             o  $3.00 per unit in cash ($23.6MM in aggregate)

Tender Offer             o  Public tender by an  acquisition  company of 100% of
Structure:                  the  7.9MM  outstanding  common  units  not  held by
                            Senior   Management  for  $3.00  per  unit  in  cash
                            followed by the merger of the acquisition company with and into the Company

Financing:               o  The $23.6MM cash tender would be financed by a  loan
                            provided by DG Bank (wrap guaranteed by MBIA) to Yakima

                            - DG  bank  provided  Yakima  with  a  $95MM  credit
                              facility   on   September   14,   2001,  of  which
                              $86.5MM(1) has been drawn

                            - The Company has received a verbal commitment from
                              MBIA/DG Bank for up to $100MM

                            - In addition,  the  principal  available  under the
                              credit facility can be further increased through increasing Yakima's borrowing base using timberlands transfers from Klamath

Conditions:              o  Approval of the Offer by the Independent Committee

                         o LP agreement requires acceptance by at least 38% (3.0MM) of the 7.9MM public common units not held by Senior Management; however, Independent Committee seeks to require majority of common units not held by Senior Management

New Company              o  Simultaneous with the  buyout, the Company  would be
Structure:                  reorganized   to  own 100%  of  Klamath  and 100% of
                            Yakima,  which is currently 49% owned by the Company
                            (and in which Klamath owns a preferred interest)

----------
(1) Excluding $1.9MM of capitalized debt service payment liabilities.

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                                      -7-

                                                              Situation Overview

Proposed Transaction - Offer & Reorganization
================================================================================

                        Existing Structure (12/31/01)                                     Proposed Structure
                        ----------------------------                                     ------------------

                --Senior Management--|           Public                                        Senior
                |         |          |             |                                          Management
                |         |          |             |                                              |
                |        100%        |19%         81%                                             |
                |         |          |             |                                             100%
                |         |          |             |                                              |
                |   Subordinated     |-----------Common                                           |
                |   3.2MM units                9.6MM units                                    --------
                |              \                                                              COMPANY/
                |               \                                                              Holdco
                |               -------                                                       --------
                51%  -----------COMPANY                                                           | 100%
                |    |          -------                                                           |
                |    |              |  ---|                                                   --------
                |    |              |     |Indenture                         $106.1MM(1)       YAKIMA
                |   49%            99%    |Restrictions                        Loan--------------LLC
                |    |              |     |on Distributions                                   --------
                |    |              |  ---|                                                       |
                |    |          -------                                                           | 100% ---|
                |    |          KLAMATH-------------$225MM                                        |         | Indenture
                |    |            LLC              Sr. Notes                                      |         | Restictions
                |    |          -------            20.0% YTM                                      |         | on Distributions
                |    |             |             Rating: B2/B                                     | ---|
                |    |             |                                                              --------
                |    |             |                                         $225MM                KLAMATH
                |    |             |                                        Sr. Notes----------------LLC
                |    |             |                                                              ---------
                |    |             |Preferred
                ------             |
   $86.5MM      YAKIMA             |
     Loan--------LLC----------------
                ------

----------
(1) Based on $23.6MM for cash purchase and assumes $4.1MM unrestricted cash on hand.

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                                      -8-

                                                              Situation Overview

Overview of the Proposed Offer ($ in millions, except per unit data)
================================================================================

o The Offer is being made for the 7.9MM common units outstanding and not already owned by Senior Management

--------------------------------------------------------------------------------
                 Implied Market Capitalization of Current Offer
--------------------------------------------------------------------------------
Cash Offer Price                                                   $ 3.00
Total Units Outstanding(2)                                           12.9
                                                                   ------
Implied Equity Market Value                                        $ 38.6
Plus: Net Debt as of 12/31/01                                       223.9
                                                                   ------
Implied Adjusted Market Value                                      $262.5

Premium of Actual Offer Price to:
  Current Price, 4/11/02 ($1.48)                                    102.7%
  Second Independent Committee Mtg., 11/30/01 ($2.00)                50.0%
  Revised Offer pre-announcement, 11/8/01 ($2.30)                    30.4%
  First Independent Committee Mtg., 8/2/01 ($5.60)                  (46.4%)
  Initial Offer pre-announcement, 5/10/01 ($6.92)                   (56.6%)

--------------------------------------------------------------------------------
                 Implied Transaction Multiples of Current Offer
--------------------------------------------------------------------------------
                                                              Book
                            BITDDA    $ / MBF     $ / Acre   Value
                            ------    -------     --------   -----
2001                         9.7x      $145         $392      1.2x
2002E                        9.4x       N/A         N/A       2.9x
--------------------------------------------------------------------------------

----------
(1) The outstanding Klamath Notes ($225MM 9 5/8% Senior Notes due 2007) currently trade at 65.9% of par with an implied YTM of 20.0%.

(2) 0.8MM options outstanding have an average strike price of $13.75 and are significantly out-of-the-money.

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                                      -9-

                                                              Situation Overview

Valuation Summary
================================================================================

Valuation Methodology

[The following information was depicted as a bar chart in the printed material]

52-week low/high unit price                      $1.43      $7.07      $8.50
Minority Close-out(1)                            $1.93      $0.62      $2.55
Appraised Valuation                              $1.36      $2.14      $3.50
Comparable Acquisition                           $1.54      $2.92      $4.46
Comparable companies                             $3.30      $3.09      $6.39
Dividend Valuation                               $7.85      $1.54      $9.39
RISI Forecast                                    $0.29      $2.93      $3.22
Discounted Cash Flow - Base Case                 $2.23      $3.17      $5.40

4/11/02 Unit Price

Offer Price: $3.00 Cash

----------
(1) Based on 4/11/02 unit price of $1.48.

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                                      -10-

                                                              Situation Overview

Current Offer vs. Previous Offers
================================================================================

                          Current Offer (4/11/02)          Revised Offer (11/8/01)           Initial Offer (5/10/01)
                         -------------------------         -------------------------        -------------------------
                         Per Unit        Aggregate         Per Unit       Aggregate         Per Unit        Aggregate
                         --------        ---------         --------       ---------         --------        ---------
Cash                        $3.00          $23.6             $1.875           $14.7            $3.05          $24.0
Notional Debt (par)          -               -               $1.875           $14.7            $4.70          $36.9
   Notional Total            -               -               $3.75            $29.4            $7.75          $60.9
Debt at 40% to Par          N/A             N/A              $0.75            $5.93            $1.88          $14.9
   Estimated Value(1)        -               -               $2.63            $20.6            $4.93          $38.9
   Unit Price on Date       $1.48                            $2.30                             $6.92
   Premium                 102.7%                            14.3%                            (28.8%)

o The issued debt (subordinated notes) under the prior Revised Offer and Initial Offer would have traded substantially below par

      o     DrKW estimates the subordinate notes valuation as low as 40% of par

o Thus, even though the Current Offer has a lower nominal valuation than the Revised Offer, actual value is 14% higher due to certainty of cash payment

o     Although the Current  Offer is below the Initial  Offer  (announced in May
      2001), the Company's valuation has declined substantially since then due to meaningful declines in timber prices and reduced price recovery expectations

      o Actual 2001 average log prices for Klamath were $349 versus May projected estimates for 2001 of $369

----------
(1) On a nominal value basis, the current offer is below the Revised Offer. DrKW, however, estimates that the Notional Debt, which is a significant part of notional value of the Revised Offer, would trade at a significant discount to par due to the low coupon, illiquidity and default risks. The all cash Current Offer, therefore, exceeds the Estimated Value of the Revised Offer.

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                                      -11-

                                                              Situation Overview

================================================================================

      o Overall estimates for price increase during 2000 - 2007 have been reduced by 25% since Initial Offer

      o     A 5% decline in prices reduces the DCF valuation by $1.57 per unit

                             ----------------------------------------------------------------------------------------
                                                               Delivered Log Prices
                             ----------------------------------------------------------------------------------------
                             2000        2001        2002        2003        2004        2005       2006        2007
                             ----        ----        ----        ----        ----        ----       ----        ----
July Company estimates         390         369         384         450         495         495        499         509

January Company estimates      390         348         363         402         389         432        462         479

Difference                       0          21          21          48         106          63         37          30
     % Difference             0.0%      (5.7%)      (5.5%)     (10.7%)     (21.4%)     (12.7%)     (7.4%)      (5.9%)

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                                      -12-

                                                              Situation Overview

Current Valuation in Perspective
================================================================================

Valuation Methodology

[The following information was depicted as a bar chart in the printed material]

                                                    Low     Difference     High
                                                    ---     ----------     ----
52-Week Low / high

04/11/02-Yellow                                    $1.43       $7.07       $8.50
01/25/02-Green                                     $1.51       $6.99       $8.50
11/30/01-Blue                                      $1.85       $6.78       $8.63
8/2/01-Red                                         $4.75       $6.88      $11.63

Minority Close-Out(2)

04/11/02-Yellow                                    $1.93       $0.62       $2.55
01/25/02-Green                                     $3.01       $4.06       $7.07
11/30/01-Blue                                      $3.01       $4.06       $7.07
8/2/01-Red                                         $7.73       $0.64       $8.37

Comparable Asset Acquisitions

04/11/02-Yellow                                    $1.54       $2.92       $4.46
01/25/02-Green                                     $3.09       $4.38       $7.47
11/30/01-Blue                                      $3.09       $4.38       $7.47
8/2/01-Red                                         $4.21       $4.38       $8.59

Comparable Companies

04/11/02-Yellow                                    $3.32       $3.16       $6.48
01/25/02-Green                                     $2.85       $3.72       $6.57
11/30/01-Blue                                      $3.47       $3.78       $7.25
8/2/01-Red                                         $4.55       $3.43       $7.98

Cash Distribution Valuation
  (on Base Cash Only)

04/11/02-Yellow                                    $7.85       $1.54       $9.39
01/25/02-Green                                     $7.85       $1.54       $9.39
11/30/01-Blue                                      $8.81       $2.14      $10.95
8/2/01-Red                                         $8.00       $2.50      $10.50

Appraised Valuation(1)

04/11/02-Yellow                                    $1.36       $2.14       $3.50
01/25/02-Green                                     $3.47       $2.80       $6.27
11/30/01-Blue                                      $3.34       $2.80       $6.14
8/2/01-Red                                         $4.47       $5.76      $10.23

Discounted Cash Flow

04/11/02-Yellow                                    $2.23       $3.17       $5.40
01/25/02-Green                                     $2.23       $3.17       $5.40
11/30/01-Blue                                      $2.73       $3.39       $6.12
8/2/01-Red                                         $4.87       $4.16       $9.03

----------
(1) Recent decline in appraised valuation due to new valuations at both Klamath and Yakima as of 12/31/01. This information was provided by Senior Management on 4/4/02.

(2) The Minority Close-Out value range declined because the relevant premia are now applied to the current unit price (4/11/02 unit price of $1.48).

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                                      -13-

                                                              Situation Overview

DrKW Work Process
================================================================================

o Organizational teleconference meetings were held between DrKW and the Independent Committee in January 2001, before learning that Senior Management had not successfully secured financing for its proposal

o     The Initial Offer from Senior  Management was received by the  Independent
      Committee   on  May  10,  2001.   The   Independent   Committee   held  an
      organizational teleconference meeting on May 16, 2001

o On June 7, 2001, the Independent Committee briefed DrKW on its recent discussions with Senior Management and Senior Management's determination to move forward with the Initial Offer

o     DrKW met with Senior  Management  and  commenced its due diligence on June
      22, 2001

      o     Senior Management presented the Company's business plan to DrKW

      o The Klamath Falls 5-year business plan and assumptions were reviewed in detail, including:

            - Historical and projected timber prices and timber supply / demand conditions

            -     Future timber harvest volume expectations

      o Reviewed the proposed structure of the Initial Offer, particularly with respect to the offered 9 5/8% subordinated notes

o During the weeks of June 24 and July 2, 2001, DrKW held several teleconference meetings with the Company's CFO to review the business plan projections in greater detail

o On July 9 and 10, 2001, DrKW performed due diligence in Klamath Falls, Oregon, including tours of selected properties and meetings with business managers

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                                      -14-

                                                              Situation Overview

================================================================================

o During the week of July 9, 2001, DrKW received additional due diligence items from the Company, including independent appraisal reports of the Company's properties

o On July 18, 2001, DrKW held a teleconference meeting with the Independent Committee to update them on DrKW's progress in the due diligence process and to set a schedule for a formal presentation to the Independent Committee

o During the week of July 16, 2001, the Company provided DrKW with 5-year projections for Yakima

o On August 2, 2001, DrKW met with the Independent Committee to review DrKW's preliminary analysis of the Company and the Initial Offer

o On August 9, 2001, DrKW met with Senior Management to confirm the extent of limitations imposed by the Klamath Notes Indenture on harvest rates at Klamath

o On October 3, 2001, DrKW met with the Independent Committee and the Company to discuss recent developments in the timber industry and the Company's revised timber forecasts and internal valuation analysis

o DrKW received revised financial projections for both Klamath Falls and Yakima from the Company during the week of October 8, 2001

o     On October 11, 2001, DrKW met with Senior Management to review the revised
      financial   projections   and  discuss  the  Company's   timber   forecast
      assumptions

o On October 18, 2001, DrKW met with George Hornig, a director of the Company, to further discuss the financial projections and Independent Committee process

o On November 8, 2001, the Company informed DrKW of its intention to announce a Revised Offer

o At the close of business on November 8, 2001, the Company publicly announced its Revised Offer

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

o On November 30, 2001, DrKW met with the Independent Committee and with Senior Management to discuss the Revised Offer and revised projections

      o The Company and Senior Management unexpectedly and without prior notice presented new and substantially modified projections at this meeting which upon cursory review contained errors

o Senior Management and the Independent Committee agreed to adjourn the meeting and have the Company develop a finalized and modified set of base case projections that addressed the errors and issues raised by DrKW

      o Following a series of discussions thereafter, these base case projections were finalized by the Company on January 22, 2002 along with two alternative cases o

      o The Revised January 2002 Company Projections had lower timber price estimates for 2001 and reduced price recovery trends - price recovery during 2000-2007 was 25% lower than the initial projections received in July

o The analyses contained herein are based upon these Revised January 2002 Company Projections

o On January 25, 2002, DrKW met with the Independent Committee and with Senior Management to discuss the fairness of the Revised Offer in the context of the Revised January 2002 Company Projections

      o DrKW gave its view that the 7% subordinated notes would be valued at 40% to 60% below par

      o As a result, the effective value of the Revised Offer on a per unit basis was potentially only $2.63 and thus low

o During February and March 2002, DrKW continued to discuss the proposed terms of an offer with Senior Management and the Company's counsel

o     Subsequently, Senior Management made a verbal $3.00 per unit cash offer

      o     Removes  the   substantial   risk   associated  with  the  Company's
            subordinated notes offered in the Initial and Revised Offers

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

o On April 4, 2002, Senior Management provided DrKW with updated valuations of the timber and timberlands owned by Klamath and Yakima as well as pricing on a recent sale by Crown Pacific of Idaho timberlands to Patriot Investments

      o     The  land  valuations   were  prepared  by  Wesley  Rickard,   Inc.,
            independent industry valuation experts

o The valuation and financial analysis herein are based in part on the Revised January 2002 Company Projections, updated land valuations and comparable transaction information provided to DrKW by Senior Management

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

DrKW Analysis
================================================================================

o DrKW analyzed the Base Case set of projections prepared by the Company and received by DrKW on January 21, 2002

      o     Projections for Klamath and Yakima for 2002 - 2006

      o Pricing estimates based on Clearview trend estimates for stumpage prices

      o Harvest projections at Klamath calculated at approximately the maximum permitted for this period under the Klamath Notes indenture

      o Harvests projections for Yakima are believed to exceed sustainable levels and Senior Management is forecasting a marked decrease in 2006

o The Company also provided DrKW with two alternative cases that Senior Management views as probable outcomes

o     Alternative #1: Yakima purchases additional land to harvest  ("Acquisition
      Case")

      o Assumes that Yakima acquires additional land in early 2002 for $20MM cash which is harvested beginning 2002 to provide additional cash earnings at Yakima

      o Land purchase is wholly financed through $20MM of additional debt drawn under the Yakima credit facility (raising the total principal amount outstanding to $115MM)

      o To obtain additional debt financing, $6.6MM of land is transferred to Yakima from Klamath (required to meet the 75% borrowing base requirements under the DG Bank / MBIA credit facility)

      o As a result of the land purchase, Yakima EBITDDA / cashflows higher than in Base Case

      o     All other assumptions are the same as the Base Case

o     Alternative #2: amendment to Klamath Notes indenture ("Amendment Case")

      o Assumes that the Klamath Notes indenture is modified pursuant to a successful consent solicitation to allow for $2.5MM to be distributed from Klamath even if the indenture's 1.75x coverage ratio test is not met

      o     Consent solicitation fee assumed at 0.5%

      o     All other assumptions same as Base Case

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

o     DrKW analyzed the cash flows under the Base Case and two alternative cases

o Analysis assumes that excess cash flows at Klamath (that are not distributable) are used to buy back the Klamath Notes at some discount to par

o In addition, DrKW performed a pricing sensitivity by analyzing the Base Case under trend forecasts for stumpage prices published by RISI (an independent industry research organization)

      o The RISI stumpage trend prices were applied to the Klamath/Yakima stumpage prices to yield the appropriate RISI-based delivered log prices

                            ---------------------------------------------------------------------------
                                                      Delivered Log Prices
                            ---------------------------------------------------------------------------
                            2001         2002          2003           2004          2005          2006
                            ----         ----          ----           ----          ----          ----
Company estimate              348           363           402            389           432           462
     % Change                              4.2%         10.7%         (3.0%)         10.9%          7.0%

RISI-based estimate(1)        348           292           337            428           410           438
     % Change                           (16.2%)         15.5%          27.0%        (4.3%)          7.0%

Difference                      0            71            65           (39)            22            24
     % Difference            0.0%         19.6%         16.2%        (10.0%)          5.1%          5.2%

----------
(1)   2006 calculated using Company / Clearview trend estimates.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Base Case Projections
================================================================================

                                     Klamath
                          Annual Harvest Volumes (MMBF)

                         2001A          2002E          2003E          2004E          2005E          2006E
                         -----          -----          -----          -----          -----          -----
Log Sales                  82             79             54            100            100            100
Timber Deed Sales         155             80             79             34             25             25
                          ---            ---            ---            ---            ---            ---
Total                     237            159            133            134            125            125
                          ===            ===            ===            ===            ===            ===

                                     Yakima
                          Annual Harvest Volumes (MMBF)

                         2001A          2002E          2003E          2004E          2005E          2006E
                         -----          -----          -----          -----          -----          -----
Log Sales                10.9           43.3           50.5           47.3           37.3            8.1
Timber Deed Sales        23.0            9.6            9.6            9.6            9.6            9.6
                         ----           ----           ----           ----           ----           ----
Total                    33.9           52.9           60.1           56.9           46.9           17.7
                         ====           ====           ====           ====           ====           ====

                                     Klamath
                           Revenues and EBITDDA ($MM)

                         2001A          2002E          2003E          2004E          2005E          2006E
                         -----          -----          -----          -----          -----          -----
EBITDDA                  27.2           27.6           27.0           25.9           29.4           33.2
Revenue Net of
 Log and Haul Costs      10.7            8.3            8.2            8.1            8.1            8.1
                         ----           ----           ----           ----           ----           ----
Total                    37.9           35.9           35.2           34.0           37.5           41.3
                         ====           ====           ====           ====           ====           ====

                                     Yakima
                           Revenues and EBITDDA ($MM)

                         2001A          2002E          2003E          2004E          2005E          2006E
                         -----          -----          -----          -----          -----          -----
EBITDDA                   5.9           13.2           11.9           11.8           12.6            7.0
Revenue Net of
 Log and Haul Costs       2.2            2.7            2.8            2.7            2.6            2.7
                         ----           ----           ----           ----           ----            ---
Total                     8.1           15.9           14.7           14.5           15.2            9.7
                         ====           ====           ====           ====           ====            ===

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Issues for Consideration
================================================================================

Financing

o Not entirely clear that Company can finance an all-cash acquisition under Senior management's proposed structure

      o Senior Management assumes cash would be financed through MBIA loan at Yakima (post-reorganization)

      o Based on Wesley Rickard, Inc. valuation of Yakima at $133MM, maximum loan under MBIA is $100MM

      o     The   $84.3   million   currently   outstanding   (net   of   $4.1MM
            non-restricted cash and equivalents) leaves only $15.7MM to finance the acquisition

o However, Senior Management is currently in the process of reducing debt at Yakima and anticipates only approximately $80MM to be outstanding by the transaction date

o In addition, the Company is transferring additional assets to Yakima to increase its borrowing base

      o Both debt reduction and the asset transfer are being undertaken based on MBIA's verbal agreement to provide the balance of financing necessary to consummate the transaction

Valuation

o     DCF valuation highly dependent on price forecasts

      o     DCF based on Company forecasts at $2.23 to $5.40

      o     DCF based on RISI price trends at $0.29 to $3.22

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

Potential Default under Do-Nothing (Current) Structure

o If timber prices do not meet the Revised January 2002 Company Projections, the reduced coverage could trigger principal repayments under the DG Bank / MBIA credit facility

      o This is because very little capacity exists under the Klamath indenture for Klamath to increase its annual harvests beyond the current projected amounts in the face of adverse timber prices

            - The indenture requires that the average harvest rate at Klamath not exceed more than 150MM BF per year over any five year period

            - However, because of past harvests (especially in 2000 and 2001), Klamath cannot harvest much more than is set in the Revised January 2002 Company Projections (159MM BF in 2002, 133MM BF in 2003)

      o Unlikely to obtain indenture modification to allow for higher harvest rates since Klamath Noteholders would be unwilling to devalue underlying assets for the benefit of equity holders

o Based on the Revised January 2002 Company Projections, no distributions are made on the subordinated units (held entirely by Senior Management) until 2007, after the 2002 - 2006 Company projection period

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--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

Senior Management Negotiating Leverage

o Because Senior Management owns 100% of the subordinated units, they may block a sale or liquidation of the Company

      o A majority vote of each of the subordinated and common is required to approve any merger or substantial asset sale

o     Senior Management invested net $2.3MM until the initial IPO (11/19/97)

o Following the IPO, Senior Management has recouped $26.8MM in distributions on their subordinated units


Initial Investment / IPO


            Sources                             Value                     Uses                 Value
-----------------------------------------      -------         --------------------------    --------
 Senior Management Equity                      $ 10.0          Weyerhauser Asset Purchase     $283.5
 Net Proceeds from Klamath Notes Offering       217.4          Ochoco Asset Purchase           110.0
 Net Proceeds from MLP Offering                 143.8          Advisory Fee                      4.9
 Drawdown on Acquisition Facility                24.1          Management Fee                    2.8
 Cash on Hand                                     5.9
                                               ------                                         ------
 Total                                         $401.2          Total                          $401.2

Post-IPO

               Other Payments / Distributions to Senior Management

                Year                  Distrib. on Subordinated(1)
                ----                  ---------------------------
                1997                              $1.0
                1998                               8.6
                1999                               8.6
                2000                               8.6
                                                 -----
                Total                            $26.8

----------
(1)  Excludes distributions to common units owned by Senior Management.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                    -----------------------------------------

                                   Overview of
                                U.S. Timberlands

                    -----------------------------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Company History
================================================================================

o The Company (U.S. Timberlands, L.P.) is a Delaware Master Limited Partnership formed in June 1997

o On November 19, 1997, UST acquired substantially all of the equity interests in Klamath and the business and assets of U.S. Timberlands Management Company, LLC ("Old Services") and completed its IPO of common units

      o     The IPO raised approximately $157.0MM for UST

      o Concurrent with the IPO, Klamath and its wholly owned subsidiary, U.S. Timberlands Finance Corp. consummated the public offering of $225.0MM aggregate principal amount of unsecured senior notes with a coupon of 9 5/8%

      o Upon the closing of the acquisition, Old Services contributed its assets to U.S. Timberlands Services Company, LLC (the "General Partner"), in exchange for interests therein. Immediately thereafter, Klamath assumed certain indebtedness of U.S. Timberlands Holdings, LLC ("Holdings") and the General Partner contributed its timber operations to Klamath in exchange for a member interest in Klamath

      o The General Partner contributed all but a 1% member interest in Klamath to the Company in exchange for a general partner interest in the Company, the right to receive incentive distributions and 1,387,963 subordinated units representing limited partner interests in the Company, and Holdings contributed all of its interest in Klamath to the Company in exchange for 2,894,157 Subordinated Units.

      o As a result of such transactions, Klamath became the operating company and the General Partner owns an aggregate 2% interest in the Company and Klamath on a combined basis, and the right to receive incentive distributions; Old Services owns 1,244,565 subordinated units; Holdings owns 2,894,157 subordinated units; and certain founding directors of the General Partner own an aggregate of 143,398 subordinated units

o     Certain major asset acquisitions:

      o In August 1996, Klamath acquired approximately 604,000 acres of timberland (1.9BN BF) from Weyerhaeuser for $283.5MM

      o In July 1997, Klamath acquired approximately 42,000 fee acres of timberland and cutting rights on approximately 3,000 acres of timberland (280MM BF) from Ochoco Lumber Company for $110.0MM

      o     In  May,  1999,  Yakima  acquired   approximately  56,000  acres  of
            timberland (480MM BF) from Boise Cascade for $60.0MM

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Financial Summary ($ in millions)
================================================================================

------------------------------------------------------------------------------------------
                                                    Historical                   Projected
                                      -------------------------------------      ---------
FYE 12/31                             1998       1999     2000         2001        2002
------------------------------------------------------------------------------------------
Revenue                               $71.3     $77.0     $75.6       $53.8       $50.4
Cost of Goods Sold                     44.5      40.4      51.3        50.0        37.8
                                      -----     -----     -----       -----       -----
Gross Profit                           26.8      36.6      24.3         3.9        12.6
SG&A                                   10.5       8.5       8.4         8.4         6.3
Equity in Income of Affiliates          0.0       0.9       2.0        (0.1)        0.1
                                      -----     -----     -----       -----       -----
EBIT                                   16.3      29.0      17.9        (4.7)        6.5
Net Interest Expense                   21.7      21.4      21.5        21.6        21.6
Amortization of Financing Fees          0.7       0.7       0.7         0.7         0.7
Min. / GP / Other Interest              0.2      (1.0)     (0.3)        0.0         0.0
                                      -----     -----     -----       -----       -----
Net Income to Unit Holders            ($6.3)     $8.0     ($4.0)     ($26.9)     ($15.8)
Earnings Per Unit                    ($0.49)    $0.62    ($0.31)     ($2.09)     ($1.23)
Average Weighted Units Outstanding     12.9      12.9      12.9        12.9        12.9
                                      -----     -----     -----       -----       -----
EBIT                                   16.3      29.0      17.9        (4.7)        6.5
Depreciation, Depletion and Amort      21.9      23.3      28.8        31.7        21.3
Cost of Timber and Property Sales       5.9       0.0       2.6         0.0         0.0
                                      -----     -----     -----       -----       -----
EBITDDA                               $44.2     $52.4     $49.3       $27.0       $27.8
Capital Expenditures                    0.6       1.0       2.3       (14.3)        1.4
                                      -----     -----     -----       -----       -----
Free Cash Flow (FCF)                   21.8      30.0      25.5        19.7         4.8
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                  Margins & Growth Rates
------------------------------------------------------------------------------------------
Sales Growth                           (7.8%)     7.9%     (1.8%)     (28.8%)      (6.3%)
EBITDDA                                61.9%      68.0%    65.2%       50.2%       55.1%
EBIT                                   37.6%      47.6%    32.1%        7.2%       25.0%
Net Income                             (8.8%)     10.4%    (5.3%)     (50.0%)     (31.3%)
Free Cash Flow                         30.6%      39.0%    33.7%       36.7%        9.5%
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                         Ratios
------------------------------------------------------------------------------------------
Book Equity                          $116.9     $97.2     $67.1       $31.6       $13.1
Return on Book Equity                  (5.4%)     8.3%     (6.0%)     (85.2%)      (120%)
Total Book Assets                     350.7     327.7     300.9       260.3       241.8
Return on Book Assets                  (1.8%)     2.5%     (1.3%)     (10.3%)      (6.5%)
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      2001 Capitalization and Credit Ratios
--------------------------------------------------------------------------------
                                              Book Debt/
EBITDDA / Interest       EBIT / Interest        EBIT      Book Debt / EBITDDA
------------------       ---------------        ----      -------------------
      1.3x                      NM               NM             8.3x
--------------------------------------------------------------------------------

  Book Ratios          Market Ratios
---------------      ----------------
 D/E    D/(D+E)       D/E    D/(D+E)        Mrkt Debt/EBIT     Mrkt Debt/EBITDDA
----    ------       -----  ---------       --------------     -----------------
712.5%   87.7%       774.3%   88.6%               NM                5.5x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Market Capitalization
--------------------------------------------------------------------------------
Unit Price as of 4/11/02                                                 $ 1.48
  52 week High / Low ($8.50 / $1.43)
Units outstanding as of 12/31/01                                           12.9
                                                                         ------
Pre-diluted Equity Value                                                 $ 19.0

Equity Options Outstanding from 12/31/00 10-K                               0.8
Weighted Average Strike Price from 12/31/00 10-K                         $13.75
                                                                         ------
Option Value                                                                0.0

Total Equity Value                                                       $ 19.0

Plus: Debt as of 12/31/01                                                 225.0
Plus: Minority Interest as of 12/31/01                                      0.7
Less: Cash and Cash Equivalents as of 12/31/01                              1.7
                                                                         ------
                                                                         $223.9

Enterprise Value (debt @ book)                                           $243.0

Less: Discount on debt book value as of 4/11/02                            77.6

Enterprise Value (debt @ market)                                         $165.3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Market Trading Multiples (debt @ book)
--------------------------------------------------------------------------------
                     Adjusted Market Value           Market Value as a
                       as a multiple of:                multiple of:
             -----------------------------------    ---------------------
                                                      Net          Book
             Sales   EBITDDA       EBIT     FCF     Income         Value
             -----   -------       ----     ---     ------         -----
2001         4.5x      9.0x         NM     12.3x      NM           0.6x
2002         4.8x      8.7x      37.5x     50.6x      NM           1.5x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Market Trading Multiples (debt @ market)
--------------------------------------------------------------------------------
                     Adjusted Market Value            Market Value as a
                       as a multiple of:                 multiple of:
             -----------------------------------    ---------------------
                                                      Net          Book
             Sales   EBITDDA       EBIT     FCF     Income         Value
             -----   -------       ----     ---     ------         -----
2001         3.1x      6.1x         NM      8.4x      NM           0.6x
2002         3.3x      5.9x      25.5x     34.4x      NM           1.5x
--------------------------------------------------------------------------------

----------
(1) Based on Senior Management's January 2002 projections.

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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Unit Price and Volume History since IPO
================================================================================

[The following information was depicted as a line chart in the printed material]

                               Close       Volume     Series 3
                               -----       ------     --------
               11/14/1997     21.5625    1,451,300     21.5625
                 5/5/1998      19.375       49,900
               10/19/1998      16.375       78,500
                 4/7/1999     11.8125       45,600
                9/21/1999      12.375       19,100
                 3/7/2000      9.9375       27,600
                8/21/2000       10.25       16,700
                 2/6/2001        8.25       29,100
                7/24/2001        5.49       43,200
                1/14/2002        1.99        2,800

                 Daily from November 14, 1997 to April 11, 2002

1     11/14/97:   Completed an initial public  offering of 7.5 million shares at
                  $21.00 per share raising approximately $157 MM

2      4/23/98:   Announced its first  distribution to unit holders of $0.73 per unit

3      6/29/98:   Announced  that its corporate  operating  plan is on track and that a distribution of $0.50 per unit per quarter was expected to continue

4      2/17/99:   Restated 1998 2nd and 3rd Quarter  financial  statements after overstating revenues

5      4/21/99:   Announced a unit buyback equal to 20% of the outstanding float

6       6/9/99:   Announced the  acquisition  of 56,000 acres from Boise Cascade for $60 MM

7      8/20/99:   Senior  Notes  placed  under  review by Moody's  for  possible downgrade from B1

8      11/2/00:   Announced that Senior Management was exploring a privatization

9       2/8/01:   Announced the conversion of approximately  1.1 MM subordinated units

10     5/10/01:   Suspended its quarterly distribution to unit holders

11     6/18/01:   Announced  the  receipt  of a  financing  commitment  for  its management led going private proposal

12     9/19/01:   S&P lowers rating on Senior Notes from B+ to B

13     11/8/01:   Announced Revised Offer

14     11/9/01:   A.G. Edwards issued research report  downgrading UST from hold to sell

15    11/19/01:   Reported  3Q01 net loss of $0.66  per unit  compared  to a net loss of $0.41 per unit in 3Q00

16    11/30/01:   DrKW met with Independent Committee re: Revised Offer

17     3/26/02:   Reported  4Q01 net loss of $0.78  per unit  compared  to a net loss of $0.16 per unit in 4Q00

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Unit Price and Volume History: Last 12 Months
================================================================================

[The following information was depicted as a line chart in the printed material]

                   Date         Close       Volume     Series 3
                   ----         -----       ------     --------
                4/11/2001         8.2       28,000
                5/24/2001        5.85       52,800
                 7/9/2001        5.73        9,800
                8/20/2001        4.89       72,000
                10/8/2001         2.7        4,900
               11/19/2001        2.02       36,200      2.0200
                 1/3/2002        1.88        2,300
                2/15/2002        1.95       22,900
                 4/2/2002        1.76        8,900

              Daily from April 11, 2001 to April 11, 2002

1      5/10/01:   Announced Initial Offer;  suspends  quarterly  distribution to unitholders

2       6/7/01:   Announced the selection of DrKW and Richards,  Layton & Finger as advisors to the Special Committee

3      6/18/01:   Announced  the  receipt  of a  financing  commitment  for  its management led going private proposal

4       8/2/01:   DrKW met with Independent Special Committee re: Initial Offer

5      9/19/01:   S&P lowers rating on Senior Notes from B+ to B

6      11/8/01:   Announced Revised Offer

7      11/9/01:   A.G. Edwards issued research report  downgrading UST from hold to sell

8     11/19/01:   Reported  3Q01 net loss of $0.66  per unit  compared  to a net loss of $0.41 per unit in 3Q00

9     11/30/01:   DrKW met with Independent Committee re: Revised Offer

10     3/26/02:   Reported  4Q01 net loss of $0.78  per unit  compared  to a net loss of $0.16 per unit in 4Q00

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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Indexed Unit Price Performance
================================================================================

[The following information was depicted as a line chart in the printed material]

                                 S&P Small Cap    Comparable
                    U.S.        Paper & Forest      Timber
                Timberlands         Index         Companies
                -----------     --------------    ----------
 4/11/2001               1                1               1
 5/25/2001       0.7134146        1.1326878       1.1409363
 7/10/2001       0.6865854        1.1600918       1.1846565
 8/23/2001        0.597561        1.1632552         1.20255
 10/8/2001       0.3292683         0.961227       1.0368139
11/21/2001        0.245122        1.0404027         1.14099
  1/4/2002       0.2390244        1.2091929       1.1817591
 2/19/2002         0.22561        1.1674319       1.2240736
  4/4/2002       0.1988049        1.1373336       1.2192924

              Daily from April 11, 2001 to April 11, 2002

----------
(1) Comparable timber companies include: Crown Pacific, Deltic Timber, Plum Creek and Pope Resources.

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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Klamath Notes Price History since IPO
================================================================================

[The following information was depicted as a line chart in the printed material]

                         Close
                         -----
       11/14/1997          101
        4/24/1998       104.25
        9/29/1998        100.5
         3/8/1999          101
        8/11/1999           99
        1/14/2000         91.5
        6/21/2000         87.5
       11/24/2000           76
         5/3/2001           88
       10/12/2001       70.875
        3/13/2002        66.75

              Daily from November 14, 1997 to April 11, 2002

----------
(1)  Source: Advantage Data Inc.

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--------------------------------------------------------------------------------

Ownership Summary
===================================================================================================================
                                        Common         % of     Subordinated     % of
                                         Units        Common       Units     Subordinated  Total Units   % of Total
                                     Held ('000s)   Units Held  Held ('000s)  Units Held    Held ('000s) Units Held
                                     ------------   ----------  ------------  ----------    -----------------------
Insiders (1)
U.S. Timberlands Holdings, LLC           723.5         7.5%       2,170.6        67.6%        2,894.2        22.5%
U.S. Timberlands Co., LLC                311.1         3.2%         933.4        29.1%        1,244.6         9.7%
Rudey Timber Company, LLC                306.6         3.2%           0.0         0.0%          306.6         2.4%
U.S. Timberlands Services Co., LLC       189.0         2.0%           0.0         0.0%          189.0         1.5%
John M. Rudey                            248.1         2.6%           0.0         0.0%          248.1         1.9%
George Hornig                             12.0         0.1%          36.1         1.1%           48.2         0.4%
Other Insiders                             0.0         0.0%          71.4         2.2%           71.4         0.6%
                                       -------       -----        -------       -----        --------       -----
Total Insiders                         1,790.4        18.6%       3,211.6       100.0%        5,002.0        38.9%

Institutional (2)
Deutsche Bank                            102.5         1.1%           0.0         0.0%          102.5         0.8%
Hotchkis & Wiley                          33.6         0.3%           0.0         0.0%           33.6         0.3%
Merrill Lynch                             18.0         0.2%           0.0         0.0%           18.0         0.1%
Fidelity Management                        6.0         0.1%           0.0         0.0%            6.0         0.0%
Bear Stearns                               3.0         0.0%           0.0         0.0%            3.0         0.0%
Manufacturers Advisers                     1.0         0.0%           0.0         0.0%            1.0         0.0%
US Trust                                   1.0         0.0%           0.0         0.0%            1.0         0.0%
Washington Trust Company                   1.0         0.0%           0.0         0.0%            1.0         0.0%
CA State Auto Assn                         0.6         0.0%           0.0         0.0%            0.6         0.0%
Fleet Boston                               0.5         0.0%           0.0         0.0%            0.5         0.0%
T. Rowe Price                              0.1         0.0%           0.0         0.0%            0.1         0.0%
                                       -------       -----        -------       -----        --------       -----
Total Institutional                      167.4         1.7%           0.0         0.0%          167.4         1.3%

Other Unitholders                      7,690.3        79.7%           0.0         0.0%        7,690.3        59.8%

Total Units Outstanding                9,648.0       100.0%       3,211.6       100.0%       12,859.6       100.0%
-------------------------------------------------------------------------------------------------------------------
Units not Controlled by Insiders       7,857.6        81.4%           0.0         0.0%        7,857.6        61.1%
-------------------------------------------------------------------------------------------------------------------

----------
(1) Source: Insider holdings derived from the Company's 10-K (12/31/00) and Form 4 filings (5/31/01), in addition to Bloomberg and CDA reports

(2) Source: Institutional holdings derived from the Company's 10-K (12/31/00), Bloomberg and CDA reports.

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                                      -31-

================================================================================

                    -----------------------------------------

                                Strategic Process

                    -----------------------------------------

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--------------------------------------------------------------------------------

                                                               Strategic Process

Possible Strategic Options for the Special Committee
================================================================================

                    -------------------------------------------
                    Potential Independent Committee Responses
                    to the Current Offer from Senior Management
                    -------------------------------------------

                            -------------------------
                                   Decline to
                               Recommend the Offer
                            -------------------------

o May be best option if either unitholder value is maximized by pursuing the existing business plan or the proposal is not fair and cannot be improved to a fair level

o     Potentially prevents a loss of unitholder value

o Senior Management may, depending on the circumstances, still be able to pursue its offer, leaving the public the ability to decide

o Senior Management may be able to renegotiate terms of the Klamath Notes indenture

                            -------------------------
                            Accept the Current Offer
                            -------------------------

o     Gives unitholders immediate liquidity

o     However,   may  preclude  public  unitholders  from  benefiting  from  the
      Company's potential turnaround or growth

o Removes the Company from Wall Street's scrutiny, freeing management to realize its strategic plan

                            -------------------------
                            Negotiate to Improve the
                            Price and/or Other Terms
                              of the Current Offer
                            -------------------------

o     Increases unitholder value and gives unitholders immediate liquidity

o     Same benefits as accepting the proposal plus greater value for unitholders

o     Flexibility to decline to recommend if improvement in offer is inadequate

                            -------------------------
                            Recommend Other Action to
                            Maximize Unitholder Value
                            -------------------------

o     Explore  a sale  of  the  Company  to a  third  party  other  than  Senior
      Management -- Full or limited auction -- or undertake some other restructuring

o Cannot accomplish without Senior Management's support since they can block a sale or liquidation of the Company or any other restructuring

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                                      -33-

                                                               Strategic Process

Maintain Existing Structure
================================================================================

o If the current public structure remains (assuming no buyout), then under the Revised January 2002 Company Projections, the common unitholders will not receive any cash distributions until 2007 due to the Klamath Indenture restrictions

      o Analysis assumes that any excess cashflows at Klamath unavailable for Company distribution applied to repurchase Klamath Notes at a discount to par (70% in 2002, 75% in 2003, 80% in 2004, 100%
            thereafter)

o Available distribution in 2007 made only on common units since accumulated arrearages at $12.71

      o Subordinated units not entitled to distributions, as long as arrearages remain or the common units

o The Company, however, can attempt to renegotiate the terms of the Klamath indenture with bondholders and reduce the interest coverage requirements thereby freeing up cash distributions at an earlier date

      o Though bondholders have little incentive to agree to a covenant change

o Under the more conservative RISI projections, the Company would be in default on the Klamath Notes as Klamath would suffer substantial cash shortfalls in 2002 and 2003

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--------------------------------------------------------------------------------

                                                               Strategic Process


Existing Structure: Revised 2002 January Company Projections ($ in millions)
================================================================================

                                                       -------------------------------------------------------------
                                                                                  FYE 12/31
                                                       -------------------------------------------------------------
                                                       2002E      2003E       2004E      2005E      2006E      2007E
                                                       -----      -----       -----      -----      -----      -----
Klamath Stand-Alone EBITDDA                             27.6       27.0       25.9       29.4       33.2       35.1
Less: Interest Expense on Klamath Notes                 21.3       20.6       20.0       19.3       18.3       17.6
Less: Interest on Working Capital Facility               0.1        0.1        0.1        0.1        0.1        0.1
Less: Interest on Revolver                               0.0        0.0        0.0        0.0        0.0        0.0
Less: Capex                                              2.7        1.4        1.4        1.4        1.4        1.4
Less: Consent Solicitation                               0.0        0.0        0.0        0.0        0.0        0.0
                                                       -----      -----      -----      -----      -----      -----
Net Cash Flow                                            3.6        5.0        4.4        8.6       13.5       16.0

Cash carried over from 2001                              1.7
Revolver Financing                                       0.0        0.0        0.0        0.0        0.0        0.0
Less: Cash to Kalamath Notes Buy Back @ discount         5.4        5.0        4.4        8.6       13.5        0.0
                                                       -----      -----      -----      -----      -----      -----
Net Cash Flow                                            0.0        0.0        0.0        0.0        0.0       16.0

Cash to Distributions on Common Units                    0.0        0.0        0.0        0.0        0.0       16.0

Revolver Ending Balance                                  0.0        0.0        0.0        0.0        0.0        0.0
Ending Kalamath Notes                                  217.3      210.7      205.1      196.5      183.0      183.0
Repurchase Discount                                       70%        75%        80%       100%       100%       100%

Klamath Stand-Alone EBITDDA                             27.6       27.0       25.9       29.4       33.2       35.1
Plus: Preferred Interest (Yakima)                        2.0        2.1        2.2        2.3        2.5        2.6
EBITDDA                                                 29.7       29.1       28.1       31.7       35.7       37.6
Fixed Coverage Ratio                                    1.39x      1.41x      1.40x      1.64x      1.95x      2.14x
Minimum Fixed Coverage Ratio                            1.75x      1.75x      1.75x      1.75x      1.75x      1.75x
---------------------------------------------------------------------------------------------------------------------
Distribution per Common Unit                           $0.00      $0.00      $0.00     $ 0.00     $ 0.00     $ 1.66
---------------------------------------------------------------------------------------------------------------------
Minimum Annual Distribution per Common Unit            $2.00      $2.00      $2.00     $ 2.00     $ 2.00     $ 2.00
Distribution Arrearage                                 $4.00      $6.00      $8.00     $10.00     $12.00     $12.34
---------------------------------------------------------------------------------------------------------------------
Distribution per Subordinated Unit                     $0.00      $0.00      $0.00     $ 0.00     $ 0.00     $ 0.00
---------------------------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                                               Strategic Process

Existing Structure: RISI Trend Forecasts ($ in millions)
================================================================================

                                                       -------------------------------------------------------------
                                                                                  FYE 12/31
                                                       -------------------------------------------------------------
                                                       2002E      2003E       2004E      2005E      2006E      2007E
                                                       -----      -----       -----      -----      -----      -----
Klamath Stand-Alone EBITDDA                             16.1       18.1        30.9        26.5       30.1      31.8
Less: Interest Expense on Klamath Notes                 21.6       21.6        21.6        21.6       21.6      21.3
Less: Interest on Working Capital Facility               0.1        0.1         0.1         0.1        0.1       0.1
Less: Interest on Revolver                               0.8        2.3         2.4         1.8        1.1       0.3
Less: Capex                                              2.7        1.4         1.4         1.4        1.4       1.4
Less: Consent Solicitation                               0.0        0.0         0.0         0.0        0.0       0.0
                                                       -----      -----       -----       -----      -----     -----
Net Cash Flow                                           (9.1)      (7.2)        5.5         1.7        6.0       8.8

Cash carried over from 2001                              0.4
Revolver Financing                                       9.1        7.2        (5.5)       (1.7)      (6.0)     (3.1)
Less: Cash to Kalamath Notes Buy Back @ discount         0.4        0.0         0.0         0.0        0.0       5.7
                                                       -----      -----       -----       -----      -----     -----
Net Cash Flow                                            0.0        0.0        (0.0)       (0.0)      (0.0)     (0.0)

Cash to Distributions on Common Units                    0.0        0.0         0.0         0.0        0.0       0.0

Revolver Ending Balance                                  9.1       16.2        10.8         9.1        3.1       0.0
Ending Kalamath Notes                                  224.5      224.5       224.5       224.5      224.5     218.8
Repurchase Discount                                      70%        75%         80%        100%       100%      100%

Klamath Stand-Alone EBITDDA                             16.1       18.1        30.9        26.5       30.1      31.8
Plus: Preferred Interest (Yakima)                        2.0        2.1         2.2         2.3        2.5       2.6
EBITDDA                                                 18.1       20.3        33.1        28.8       32.5      34.4
Fixed Coverage Ratio                                   0.84x      0.94x       1.53x       1.34x      1.51x     1.61x
Minimum Fixed Coverage Ratio                           1.75x      1.75x       1.75x       1.75x      1.75x     1.75x

--------------------------------------------------------------------------------------------------------------------
Distribution per Common Unit                          $0.00      $0.00       $0.00      $ 0.00     $ 0.00    $ 0.00
--------------------------------------------------------------------------------------------------------------------
Minimum Annual Distribution per Common Unit           $2.00      $2.00       $2.00      $ 2.00     $ 2.00    $ 2.00
Distribution Arrearage                                $4.00      $6.00       $8.00      $10.00     $12.00    $14.00
--------------------------------------------------------------------------------------------------------------------
Distribution per Subordinated Unit                    $0.00      $0.00       $0.00      $ 0.00     $ 0.00    $ 0.00
--------------------------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                                               Strategic Process

Existing Structure:  Distribution-Based Value
================================================================================

                    NPV of Estimated per Unit Price at 2007
--------------------------------------------------------------------------------

Discount Rate @ 15.0%
                                          2007 Distribution per Common Unit
                                    --------------------------------------------
                                    $1.00     $1.25    $1.50    $1.75     $2.00

                                    --------------------------------------------
                        8.0%        $6.21     $7.77    $9.32   $10.88    $12.43
Yield at               10.0%        $4.97     $6.21    $7.46    $8.70     $9.94
Which Units            12.0%        $4.14     $5.18    $6.21    $7.25     $8.29
Would Trade            14.0%        $3.55     $4.44    $5.33    $6.21     $7.10
                       16.0%        $3.11     $3.88    $4.66    $5.44     $6.21
                                    --------------------------------------------

                     NPV of Estimated per Unit Price at 2007
--------------------------------------------------------------------------------
Discount Rate @ 20.0%
                                         2007 Distribution per Common Unit
                                    --------------------------------------------
                                    $1.00     $1.25     $1.50    $1.75     $2.00

                                    --------------------------------------------
                         8.0%       $5.02     $6.28     $7.54    $8.79    $10.05
Yield at                10.0%       $4.02     $5.02     $6.03    $7.03     $8.04
Which Units             12.0%       $3.35     $4.19     $5.02    $5.86     $6.70
Would Trade             14.0%       $2.87     $3.59     $4.31    $5.02     $5.74
                        16.0%       $2.51     $3.14     $3.77    $4.40     $5.02
                                    --------------------------------------------

                     NPV of Estimated per Unit Price at 2007
--------------------------------------------------------------------------------
Discount Rate @ 25.0%

                                         2007 Distribution per Common Unit
                                    --------------------------------------------
                                    $1.00     $1.25     $1.50    $1.75     $2.00

                                    --------------------------------------------
                         8.0%       $4.10     $5.12     $6.14    $7.17     $8.19
Yield at                10.0%       $3.28     $4.10     $4.92    $5.73     $6.55
Which Units             12.0%       $2.73     $3.41     $4.10    $4.78     $5.46
Would Trade             14.0%       $2.34     $2.93     $3.51    $4.10     $4.68
                        16.0%       $2.05     $2.56     $3.07    $3.58     $4.10

                     NPV of Estimated per Unit Price at 2007
--------------------------------------------------------------------------------
Discount Rate @ 30.0%
                                     2007 Distribution per Common Unit
                                    --------------------------------------------
                                    $1.00     $1.25    $1.50     $1.75    $2.00

                                    --------------------------------------------
                         8.0%       $3.37     $4.21    $5.05     $5.89    $6.73
Yield at                10.0%       $2.69     $3.37    $4.04     $4.71    $5.39
Which Units             12.0%       $2.24     $2.81    $3.37     $3.93    $4.49
Would Trade             14.0%       $1.92     $2.40    $2.89     $3.37    $3.85
                        16.0%       $1.68     $2.10    $2.52     $2.95    $3.37

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--------------------------------------------------------------------------------

                                                               Strategic Process

Working Capital Facility
================================================================================

o Analysis of the Revised January 2002 Company Projections suggest some cash deficiencies in first half, however, below $15MM

      o Analysis based on historical first-half allocations of earnings and capex applied to Revised January 2002 Company Projections

      o Historically, cash draws on existing revolver have been reported as high as $10.5MM (June 30, 2001)

o DrKW analysis assumes a $5MM working capital facility for inter-year cash shortfalls

      o     18% interest on draw; 1% commitment fee

      o     Average draw at $2.5MM

      o     Effective cost per annum at 10%

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--------------------------------------------------------------------------------

                                                               Strategic Process

Analysis of Seasonal Cyclicality ($ in millions)
================================================================================

                                       -----
First Half EBITDDA                      35.0%
                                       -----

                                       -----
First Half Interest Expense             50.0%
                                       -----

                                       -----
First Half Capex                       100.0%
                                       -----

                                         ----------------------------------------------------------
                                                          First Half ending 06/30
                                         ----------------------------------------------------------
                                         2001     2002E    2003E   2004E    2005E    2006E   2007E
                                         ----     -----    -----   -----    -----    -----   -----
Klamath Stand-Alone EBITDDA              $9.5     $9.7     $9.5     $9.1    $10.3    $11.6   $12.3
                                         ----     ----     ----     ----    -----    -----   -----
Less: Interest Expense                   10.8     10.6     10.3     10.0      9.7      9.1     8.8
Plus: Interest Income                     0.0      0.0      0.0      0.0      0.0      0.0     0.0
Less: Capex                               6.5      2.7      1.4      1.4      1.4      1.4     1.4
Less: Consent Solicitation                0.0      0.0      0.0      0.0      0.0      0.0     0.0
Less: Change in Net Working Capital       0.0      0.0      0.0      0.0      0.0      0.0     0.0
                                         ----     ----     ----     ----    -----    -----   -----
Net Cash Flow                            (7.8)    (3.6)    (2.2)    (2.3)    (0.8)     1.1     2.1

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                                      -39-

================================================================================

                    -----------------------------------------

                                    Valuation

                    -----------------------------------------

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--------------------------------------------------------------------------------

                                                                       Valuation

Valuation Summary ($ in millions)

                                                                                       Enterprise Value/
    Valuation                 Enterprise     Equity       Equity Value    -------------------------------------------
   Methodology                 Value(1)      Value          per Unit      2001 EBITDDA        MBF             Acre
 ---------------             ------------  ---------     -------------    -------------    -----------    -----------
DCF (Unlevered FCF)          $253 - $293   $ 29 - $69    $2.23 - $5.40     9.3x -  10.9x   $135 - $156    $454 - $528

Cash Dividends                325 -  345    101 - 121    $7.85 - $9.39    12.0x -  12.8x   $173 - $184    $584 - $620

Comparable Companies          266 -  306     42 -  82    $3.30 - $6.39     9.9x -  11.3x   $142 - $163    $479 - $551

Asset Acquisitions            244 -  281     20 -  57    $1.54 - $4.46     9.0x -  10.4x   $130 - $150    $438 - $506

Appraisal Based Value (2)     241 -  269     17 -  45    $1.36 - $3.50     8.9x -  10.0x   $129 - $143    $434 - $484

Minority Close-outs           249 -  257     25 -  33    $1.93 - $2.55     9.2x -   9.5x   $133 - $137    $447 - $462

Unit Price as of 4/11/02             243           19            $1.48              9.0x          $130           $437

52-Week High/Low              242 -  333     18 - 109    $1.43 - $8.50     9.0x -  12.3x   $129 - $178    $436 - $599

----------
(1)   Net debt @ $223.9MM as of December 31, 2001.
(2)   Appraisal value range based on a 5% margin around timberlands appraisals.

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--------------------------------------------------------------------------------

                                                                       Valuation

Valuation Notes
================================================================================

o     DCF

      o Base Case Valuation as of 1/1/02 - based on Base Case Revised January 2002 Company Projections

      o     Balance sheet as of 12/31/01

      o     Discount rate at 9.0% - 10.0%

            - Based on mean WACC of peer group post 38% tax rate (see WACC discussion)


            - Company's WACC using its current YTM on the Klamath Notes (at 20.0%) would be 12.5%

      o     Analysis conducted on unlevered free cash flows over 2002 - 2007


            -     Assumes cash flows immediately available for distribution Cash

o     Distribution Stream Valuation

      o     DCF of projected cash distribution stream

      o Equity discount rate at 11.0% to 12.0%; based on reference to both mean costs of equity of peer group and existing cost of equity for the Company individually

      o     No cash distribution expected from Klamath until 2007

      o     No distributions from Yakima

      o No taxes paid since Company has net losses throughout projection period

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--------------------------------------------------------------------------------

================================================================================

                    -----------------------------------------

                                    Appendix

                    -----------------------------------------

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--------------------------------------------------------------------------------

================================================================================

                    -----------------------------------------

                        Klamath Projections / Financials

                    -----------------------------------------

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--------------------------------------------------------------------------------

                                                Klamath Projections / Financials

Klamath Income Statement ($ in millions, except per unit amounts)
================================================================================

                                            ----------------------------------------------------------------------------------
                                                                                FYE 12/31
                                            ----------------------------------------------------------------------------------
                                            2000      2001E      2002E      2003E      2004E      2005E      2006E       2007E
                                            ----      -----      -----      -----      -----      -----      -----       -----
Log Sales                                   $72.3      $28.6     $28.6      $21.7      $38.9      $43.2      $46.2       $47.9
Timber Deed Sales                             0.0       24.7      14.3       17.2        7.0        6.2        7.0         7.2
Timberland Sales                              2.8        0.0       0.0        0.0        0.0        0.0        0.0         0.0
Small Log Sales                               0.0        0.0       6.7        5.3        5.5        5.5        5.5         5.5
By-products and other                         0.6        0.6       0.8        0.9        1.0        1.0        1.0         1.0
Income from Reinvestment                      0.0        0.0       0.0        0.0        0.0        0.0        0.0         0.0
                                            -----      -----     -----      -----      -----      -----      -----       -----
Total Revenue                                75.6       53.8      50.4       45.1       52.4       55.9       59.7        61.6

Log and Haul Costs                           19.9       15.9      14.5        9.9       18.4       18.4       18.4        18.4
Cost of Timber & Property Sales               2.6        0.0       0.0        0.0        0.0        0.0        0.0         0.0
Forest Expenses                               0.0        2.3       2.0        1.9        1.9        1.8        1.8         1.8
Depreciation, Depletion and Amort            28.8       31.7      21.3       17.8       18.0       16.8       16.8        16.8
                                            -----      -----     -----      -----      -----      -----      -----       -----
Gross Profit                                 24.3        3.9      12.6       15.4       14.2       18.9       22.7        24.6

SG&A                                          8.4        8.4       6.3        6.3        6.3        6.3        6.3         6.3
Business Reinvestment of Excess Cash          0.0        0.0       0.0        0.0        0.0        0.0        0.0
Plus: Equity in Income of Affiliate           2.0       (2.1)
                                            -----      -----     -----      -----      -----      -----      -----       -----
EBIT                                         17.9       (6.6)      6.3        9.2        7.9       12.6       16.4        18.3

Less: Net Interest Expense                   21.5       21.6      21.6       21.5       21.4       21.2       21.0        20.8
Less: Amortization of Financing Fees          0.7        0.7       0.7        0.7        0.7        0.7        0.7         0.7
Less: Other Interest                         (0.2)       0.0       0.0        0.0        0.0        0.0        0.0         0.0
Less: Minority Interest                      (0.0)       0.0       0.0        0.0        0.0        0.0        0.0         0.0
Less: GP Interest                            (0.0)       0.0       0.0        0.0        0.0        0.0        0.0         0.0
                                            -----      -----     -----      -----      -----      -----      -----       -----
Net Income to Unit Holders                   (4.0)     (28.8)    (15.9)     (13.0)     (14.1)      (9.3)      (5.2)       (3.2)

Earnings per Unit                          ($0.31)    ($2.24)   ($1.24)    ($1.01)    ($1.10)    ($0.72)    ($0.41)     ($0.25)
Weighted Average Units Outstanding           12.9       12.9      12.9       12.9       12.9       12.9       12.9        12.9
EBIT (Klamath Falls Only)                    15.9       (4.5)      6.3        9.2        7.9       12.6       16.4        18.3
Depreciation, Depletion and Amort            28.8       31.7      21.3       17.8       18.0       16.8       16.8        16.8
Cost of Timber & Property Sales               2.6        0.0       0.0        0.0        0.0        0.0        0.0         0.0
                                            -----      -----     -----      -----      -----      -----      -----       -----
EBITDDA (Klamath Falls only)                 47.3       27.2      27.6       27.0       25.9       29.4       33.2        35.1

Log Sales Volume (MMBF)                      96.1       82.1      79.0       54.0      100.0      100.0      100.0       100.0
Deed Sales Volume (MMBF)                    147.5      154.5      80.0       79.0       34.0       25.0       25.0        25.0
Timberland Sales Volume (MMBF)               13.6        0.0       0.0        0.0        0.0        0.0        0.0         0.0
                                            -----      -----     -----      -----      -----      -----      -----       -----
Total Harvest Per Year (MMBF)               257.2      236.6     159.0      133.0      134.0      125.0      125.0       125.0

Delivered Log Prices ($/MBF)               $393.0     $348.0    $362.6     $401.5     $389.4     $432.0     $462.4      $478.6
Log and Haul Costs ($/MBF)                  188.0      194.0     184.0      184.0      184.0      184.0      184.0       184.0

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                Klamath Projections / Financials

Klamath Balance Sheet ($ in millions)
================================================================================

                                            ------------------------------------------------------------------------
                                                                          FYE 12/31
                                            ------------------------------------------------------------------------
                                            2000     2001E     2002E    2003E    2004E     2005E      2006E    2007E
                                            ----     -----     -----    -----    -----     -----      -----    -----
Assets
Cash and Cash Equivalents                    $3.2     $1.7     $3.9     $3.2      $3.0      $1.2      $1.4     $14.7
Cash Investments                              0.0      0.0      3.0      7.5      11.0      17.0      28.0      28.0
Receivables                                   6.9      0.2      1.5      1.5       1.5       1.5       1.5       1.5
Prepaid Expenses and Other                    0.0      0.0      0.0      0.0       0.0       0.0       0.0       0.0
                                            -----    -----    -----    -----     -----     -----     -----     -----
Current Assets                               10.1      2.0      8.4     12.2      15.5      19.8      30.9      44.3

Timber and Timberlands                      264.7    218.7    198.8    182.3     165.8     150.4     135.0     119.6
Investments in Affiliate                     20.5     34.7     30.4     28.2      25.5      25.6      22.7      19.7
PP&E                                          0.9      0.9      0.9      0.9       0.9       0.9       0.9       0.9
Notes Receivable, less current portion        0.0      0.0      0.0      0.0       0.0       0.0       0.0       0.0
Deferred Financing Fees                       4.6      4.0      3.3      2.6       1.9       1.3       0.6      (0.1)
                                            -----    -----    -----    -----     -----     -----     -----     -----
Total Assets                                300.9    260.3    241.8    226.3     209.7     197.9     190.2     184.5


Liabilities and Partners' Capital
Revolving Credit Facility                     0.0      0.0      0.0      0.0       0.0       0.0       0.0       0.0
Working Capital Facility                      0.0      0.0      0.0      0.0       0.0       0.0       0.0       0.0
Payables                                      6.6      3.0      3.0      3.0       3.0       3.0       3.0       3.0
Deferred Revenues / Deposits                  1.5      0.0      0.0      0.0       0.0       0.0       0.0       0.0
                                            -----    -----    -----    -----     -----     -----     -----     -----
Current Liabilities                           8.1      3.0      3.0      3.0       3.0       3.0       3.0       3.0

Long Term Debt                              225.0    225.0    225.0    225.0     225.0     225.0     225.0     225.0
Minority Interest                             0.7      0.7      0.7      0.7       0.7       0.7       0.7       0.7
                                            -----    -----    -----    -----     -----     -----     -----     -----
Total Liabilities                           233.8    228.7    228.7    228.7     228.7     228.7     228.7     228.7

Common Interest                              67.1     31.6     13.1     (2.4)    (19.0)    (30.8)    (38.5)    (44.2)

Total Liabilities and Capital               300.9    260.3    241.8    226.3     209.7     197.9     190.2     184.5

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                Klamath Projections / Financials

Klamath Cash Flow Statement ($ in millions)
================================================================================

                                                     -----------------------------------------------------------------------
                                                                                         FYE 12/31
                                                     -----------------------------------------------------------------------
                                                     2000        2001E    2002E    2003E    2004E     2005E   2006E    2007E
                                                     ----        -----    -----    -----    -----     -----   -----    -----
Net Income to Unit Holders                          ($4.0)      ($28.8)  ($15,9)  ($13.0)  ($14.1)   ($9.3)   ($5.2)   ($3.2)
Distribution to General Partner                      (0.0)         0.0      0.0      0.0      0.0      0.0      0.0      0.0
Depreciation, Depletion and Amort                    28.8         31.7     21.3     17.8     18.0     16.8     16.8     16.8
Amortization of Financing Fees                        0.7          0.7      0.7      0.7      0.7      0.7      0.7      0.7
Affiliate Equity Adjustment                                        0.0     (2.5)    (2.5)    (2.5)    (2.5)    (2.5)    (2.5)
Cost of Timber & Property Sales                       2.6          0.0      0.0      0.0      0.0      0.0      0.0      0.0

Gain (Loss) on Disposal of Assets                    (0.0)         0.0      0.0      0.0      0.0      0.0      0.0      0.0
Other Non-Cash Items                                  0.1          0.0      0.0      0.0      0.0      0.0      0.0      0.0
Minority Interest                                    (0.0)         0.0      0.0      0.0      0.0      0.0      0.0      0.0
(Inc.) / Dec. in Receivables                         (3.7)         6.7     (1.3)     0.0      0.0      0.0      0.0      0.0
(Inc.) / Dec. in Prepaids and Other                   0.9          0.0      0.0      0.0      0.0      0.0      0.0      0.0
Inc. / (Dec.) in Payables                             2.1         (3.6)     0.0      0.0      0.0      0.0      0.0      0.0
Inc. / (Dec.) in Deferred Revenues / Deposits         1.4         (1.5)     0.0      0.0      0.0      0.0      0.0      0.0
                                                    -----       ------   ------   ------   ------    -----    -----    -----
Net Cash Provided by Operating Activities            28.9          5.1      2.2      3.0      2.0      5.7      9.7     11.7

Capital Expenditures:
Reforestation                                        (2.3)        (1.3)    (1.3)    (1.3)    (1.3)    (1.3)    (1.3)    (1.3)
Roads                                                (0.1)        (0.1)    (0.1)    (0.1)    (0.1)    (0.1)    (0.1)    (0.1)
Timber                                                0.0         15.6      0.0      0.0      0.0      0.0      0.0      0.0
Proceeds from Sales                                   0.1          0.0      0.0      0.0      0.0      0.0      0.0      0.0
Increase in Cash Investments                                       0.0     (3.0)    (4.5)    (3.5)    (6.0)   (11.0)     0.0
Investment In Affiliate                               2.0        (14.1)     4.3      2.2      2.7     (0.0)     2.8      3.0
                                                    -----       ------   ------   ------   ------    -----    -----    -----
Net Cash Used by Investing Activities                (0.3)         0.1     (0.1)    (3.7)    (2.2)    (7.4)    (9.5)     1.6

Distributions to Partners                           (26.0)         6.7      0.0      0.0      0.0      0.0      0.0      0.0
Distributions to Minority Interest                   (0.3)         0.0      0.0      0.0      0.0      0.0      0.0      0.0
Payment to Affiliates                                 0.0          0.0      0.0      0.0      0.0      0.0      0.0      0.0
Draw-down (Repayment) on the Revolver                 0.0          0.0      0.0      0.0      0.0      0.0      0.0      0.0
Borrowing / (Repayment) of Working Capital            0.0          0.0      0.0      0.0      0.0      0.0      0.0      0.0
Borrowing / (Repayment) of Senior Notes               0.0          0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                                    -----       ------   ------   ------   ------    -----    -----    -----
Net Cash Used by Financing Activities               (26.2)         6.7      0.0      0.0      0.0      0.0      0.0      0.0

Beginning Cash Balance                                2.8          3.2      1.7      3.9      3.2      3.0      1.2      1.4

Net Increase (Decrease) in Cash and Cash Eq           2.4         (1.4)     2.2     (0.7)    (0.2)    (1.8)     0.2     13.3

Ending Cash Balance                                   3.2          1.7      3.9      3.2      3.0      1.2      1.4     14.7

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                    -----------------------------------------

                         Yakima Projections / Financials

                    -----------------------------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                 Yakima Projections / Financials

Yakima Income Statement ($ in millions)
================================================================================

                                          ----------------------------------------------------------
                                                                   FYE 12/31
                                          ----------------------------------------------------------
                                           2000   2001   2002E   2003E   2004E   2005E  2006E  2007E
                                           ----   ----   -----   -----   -----   -----  -----  -----
Revenue
   Logs - Core                            $25.2   $1.1    $2.3    $3.4    $3.3    $3.6   $3.9   $4.0
   Logs- Yainax & Antelope                         0.0     6.1     8.6     7.7     3.6    0.0    0.0
   Camp 6 Timber Deed                              2.7     7.3     8.4     7.7     8.7    0.0    0.0
   Acquisition                                             0.0     0.0     0.0     0.0    0.0    0.0
   Timber Deeds                                    5.7     2.4     2.8     2.7     3.0    3.2    3.3
   Other Sales / HBU Sales                  0.4    0.5     0.5     0.6     1.6     3.0    4.1    4.1
   Timerland Sales & 4th Q Stumpage                        4.9
                                          -----   ----    ----    ----    ----    ----   ----   ----
   Total Revenue                           25.6   10.1    23.6    23.7    22.9    21.8   11.2   11.4

Logging Costs
   Core                                     9.1    0.6     1.1     1.5     1.5     1.5    1.5    1.5
   Yainax & Antelope                               0.0     3.0     3.8     3.3     1.5    0.0    0.0
   Camp 6 Timber Deed                              1.4     3.6     3.7     3.6     3.6    0.0    0.0
   Acquisition                                             0.0     0.0     0.0     0.0    0.0    0.0
Forest Expenses                                    0.1     0.1     0.2     0.1     0.2    0.2    0.2
Other Expenses (Service Fee)                1.4    2.1     2.5     2.5     2.5     2.5    2.5    2.5
EBITDDA                                    15.2    5.9    13.2    11.9    11.8    12.6    7.0    7.2
Depletion - Core & Road Amortization        6.5    2.3     1.4     1.6     1.5     1.5    1.5    1.5
Depletion - Yainax & Antelope                      0.0     1.5     1.9     1.7     0.8    0.0    0.0
Depletion - Camp 6                                 1.1     3.0     3.1     2.9     1.8    0.0    0.0
Depletion - Acquisition                                    0.0     0.0     0.0     0.0    0.0    0.0
Cost of Timberland / HBU Sale                      0.0     4.6     0.1     0.2     0.3    0.4    0.4
                                          -----   ----    ----    ----    ----    ----   ----   ----
EBIT                                        8.7    2.4     2.8     5.3     5.5     8.1    5.0    5.3
Less: Interest Expense                      5.6    3.8     2.4     2.9     3.4     3.9    3.9    3.9
Less: Loan Guarantee Fee  1.8%              0.0    0.3     1.8     1.8     1.8     1.8    1.8    1.8
Less: Hedging Costs, LC Fee & Amort.
   Of Fees                                  0.4    0.6     0.8     0.8     0.8     0.8    0.8    0.8
Less: Preferred Interest Payable
   (of Face Value)                          1.2    1.9     2.0     2.1     2.2     2.3    2.5    2.6
Plus: Interest Income 3.0%                  0.1    0.0     0.3     0.5     0.6     0.7    0.7    0.3
EBT                                         1.6   (4.2)   (3.8)   (1.8)   (2.1)    0.1   (3.2)  (3.5)
Reference
   Earnings to Klamath Falls (49%)          0.8   (2.1)   (1.9)   (0.9)   (1.0)    0.0   (1.6)  (1.7)
   Plus: Add-back of Preferred Dividend     1.2    1.9     2.0     2.1     2.2     2.3    2.5    2.6
                                          -----   ----    ----    ----    ----    ----   ----   ----
   Income from Affiliate                    2.0   (0.1)   (0.1)    1.3     1.2     2.4    0.9    0.9
   Log Sales Volume (MMBF)                 39.0   10.9    43.3    50.5    47.3    37.3    8.1    8.1
   Deed Sales Volume (MMBF)                35.5   23.0     9.6     9.6     9.6     9.6    9.6    9.6
                                          -----   ----    ----    ----    ----    ----   ----   ----
   Total Harvest Per Year (MMBF)           74.6   33.9    52.9    60.1    56.9    46.9   17.7   17.7

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                 Yakima Projections / Financials

Yakima Balance Sheet ($ in millions)
================================================================================

                                                   ---------------------------------------------------------------------------
                                                                                     FYE 12/31
                                                   ---------------------------------------------------------------------------
                                                   1999    2000    2001E    2002E    2003E    2004E     2005E   2006E    2007E
                                                   ----    ----    -----    -----    -----    -----     -----   -----    -----
Assets
Cash & Cash Equivalents                            $9.1    $0.4     $5.1     $4.7     $4.4     $3.1     $3.9     $3.2    $14.3
Cash Investments                                    0.0     0.0      1.5      3.5      6.0     11.0     14.0     13.0      0.0
Accounts Receivable & Current Portion Notes         0.0     3.4      3.4      1.5      1.5      1.5      1.5      1.5      1.5
Prepaid and Other                                   0.0     0.0      0.0      0.1      0.1      0.1      0.1      0.1      0.1
                                                   ----    ----     ----     ----     ----     ----     ----     ----    -----
Total Current Assets                                9.1     3.9     10.1      9.7     12.0     15.6     19.5     17.7     15.8

Timber & Timberlands                               73.7    51.6     85.4     77.0     72.8     68.8     65.9     64.7     63.6
Other Timber Assets                                 0.1    18.9     18.9     17.4     15.5     13.8     13.0     13.0     13.0
Other Assets Added                                                            0.0      0.0      0.0      0.0      0.0      0.0
Timber Deeds
                                                           ----     ----     ----     ----     ----     ----     ----    -----
Total Timber and Timberlands, net                  73.9    70.4    104.3     94.4     88.3     82.6     78.9     77.7     76.6
PP&E                                                0.0     0.1      0.1      0.1      0.1      0.1      0.1      0.1      0.1
Operating Reserve Accounts (replace with L/C)                        4.8
Borrowing Reserve Accounts                                           1.9      7.5      9.5      9.5      9.5      9.5      9.5
Loans to Affiliates                                                          16.0     16.0     16.0     16.0     16.0     16.0
Deferred Financing Fees                             0.8     0.7      3.8      3.5      3.2      2.9      2.6      2.3      2.0
                                                   ----    ----     ----     ----     ----     ----     ----     ----    -----
Total Assets                                       83.9    75.1    124.9    131.2    129.0    126.7    126.6    123.3    120.0

Liabilities and Partners' Capital
Revolving Credit Facility                           0.0     0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Long Term Debt, current portion                    13.5    10.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Accounts Payable                                    0.1     1.2      1.2      1.7      1.7      1.7      1.7      1.7      1.7
Deferred Revenue                                    5.5     0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                                   ----    ----     ----     ----     ----     ----     ----     ----    -----
Total Current Liabilities                          19.1    11.2      1.2      1.7      1.7      1.7      1.7      1.7      1.7

Long Term Debt                                     46.5    42.8     88.4     98.5     98.5     98.5     98.5     98.5     98.5

Total Liabilities                                  65.6    54.0     89.6    100.2    100.2    100.2    100.2    100.2    100.2

Preferred Interest                                 18.2    20.3     35.3     31.0     28.8     26.5     26.4     23.2     19.8
Common Interest                                     0.0     0.8      0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                                   ----    ----     ----     ----     ----     ----     ----     ----    -----
Total Liabilities & Partners' Capital              83.9    75.1    124.9    131.2    129.0    126.7    126.6    123.3    120.0

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                 Yakima Projections / Financials

Yakima Cash Flow Statement ($ in millions)
================================================================================

                                                         -------------------------------------------------
                                                                               FYE 12/31
                                                         -------------------------------------------------
                                                         2001E   2002E  2003E  2004E  2005E  2006E   2007E
                                                         -----   -----  -----  -----  -----  -----   -----
EBT                                                      (4.2)   (3.8)  (1.8)  (2.1)   0.1   (3.2)   (3.5)
DD&A and Fees- Yakima                                     2.8     3.2    3.7    3.6    2.6    1.8     1.8
Cost of Timber Deed Sales                                 1.1     3.0    3.1    2.9    1.8    0.0     0.0

(Inc.) / Dec. in Receivables                              0.0     1.9    0.0    0.0    0.0    0.0     0.0
(Inc.) / Dec. in Prepaids and Other                       0.0    (0.0)   0.0    0.0    0.0    0.0     0.0
Inc. / (Dec.) in Payables                                 0.0     0.5    0.0    0.0    0.0    0.0     0.0
Inc. / (Dec.) in Deferred Revenues / Deposits             0.0     0.0    0.0    0.0    0.0    0.0     0.0
                                                        -----    ----   ----   ----   ----   ----    ----
Net Cash Provided by Operating Activities                (0.3)    4.7    5.1    4.4    4.5   (1.3)   (1.6)

Capital Expenditures:
Reforestation                                            (0.3)   (0.4)  (0.4)  (0.4)  (0.4)  (0.3)   (0.3)
  Roads                                                  (0.1)   (0.1)  (0.1)  (0.1)  (0.1)  (0.1)   (0.1)
  Other                                                   0.0     0.0    0.0    0.0    0.0    0.0     0.0
                                                        -----    ----   ----   ----   ----   ----    ----
  Total CapEx                                            (0.4)   (0.4)  (0.4)  (0.5)  (0.5)  (0.4)   (0.4)
Timber (Payment for asset transfers, incl. Camp 9)      (36.9)    4.5    0.0    0.0    0.0    0.0     0.0
(Inc) / Dec in Cash Investment                           (1.5)   (2.0)  (2.5)  (5.0)  (3.0)   1.0    13.0
(Inc) / Dec in Loans to Affiliates                        0.0   (16.0)   0.0    0.0    0.0    0.0     0.0
                                                        -----    ----   ----   ----   ----   ----    ----
Net Cash Used by Investing Activities                   (38.8)  (13.9)  (2.9)  (5.5)  (3.5)   0.6    12.6

Distributions                                             0.0     0.0    0.0    0.0    0.0    0.0     0.0
Draw-down (Repayment) on the Revolver                     0.0     0.0    0.0    0.0    0.0    0.0     0.0
Change in Timber Deed
Change in Reserve Accounts                               (6.7)   (0.8)  (2.0)   0.0    0.0    0.0     0.0
Increase/(Decrease) of Long Term Debt                    45.6    10.1    0.0    0.0    0.0    0.0     0.0
Increase/(Decrease) of CP of Long Term Debt             (10.0)    0.0    0.0    0.0    0.0    0.0     0.0
Cost of Financing                                        (3.6)    0.0    0.0    0.0    0.0    0.0     0.0
Change in Preferred Interest (of Face Value)             18.4     2.0    2.1    2.2    2.3    2.5     2.6
                                                        -----    ----   ----   ----   ----   ----    ----
Net Cash Used by Financing Activities                    43.8    11.3    0.1    2.2    2.3    2.5     2.6

Distributions                                             0.0    (2.5)  (2.5)  (2.5)  (2.5)  (2.5)   (2.5)
Tax Distributions                                         0.0     0.0    0.0    0.0    0.0    0.0     0.0

Beginning Cash Balance                                    0.4     5.1    4.7    4.4    3.1    3.9     3.2

Net Increase (Decrease) in Cash and Cash Equivalents      4.7    (0.5)  (0.3)  (1.3)   0.9   (0.8)   11.1

Ending Cash Balance                                       5.1     4.7    4.4    3.1    3.9    3.2    14.3

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                                      -51-

================================================================================

                    -----------------------------------------

                              Discounted Cash Flow
                                    Analysis

                    -----------------------------------------

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                                      -52-

                                                   Discounted Cash Flow Analysis

DCF Sensitivity Analysis
================================================================================

o 9.5% discount rate and 0.5% perpetuity growth rate are the two variables held constant in calculating the following sensitivities

o A decrease of 5MM BF in log sales per year (on an average harvest of approximately 134MM BF throughout the forecast period) decreases the DCF value by $1.04 per unit

o A 5% change in Senior Management's price estimates results in a $1.57 per unit change in the DCF value

o A decrease of 0.5% in the discount rate increases the DCF value by $1.32 per unit

o An increase of 0.5% in the perpetuity growth rate increases the DCF value by $0.87 per unit

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                                      -53-

                                                   Discounted Cash Flow Analysis

Klamath Falls Discounted Cash Flow Matrix ($ in millions)
================================================================================

---------------------------------------------------------------------------------------------   ----------------------------------
                                       Perpetuity Growth Rate                                    Normalized UFCF             $26.7
                                                                                                 Book Debt as of 12/31/01    223.9
              (0.5%)               0.0%                 0.5%                 1.0%                Total Units Outstanding      12.9
            ---------------------------------------------------------------------------------   ----------------------------------
Discount
Rate        $104.9              $104.9               $104.9                $104.9               Present Value of Free Cash Flows
             166.9     61.4%     177.1       62.8%    188.4     64.2%       201.2   65.7%       Present Value of Perpetuity
            ------              ------               ------                ------               Net Enterprise Value
   9.0%     $271.8              $282.0               $293.3                $306.1               Net Equity Value
              47.9                58.0                 69.4                  82.2               Implied Price per Unit
             $3.72               $4.51                $5.40                 $6.39

               8.3x                8.8x                 9.4x                 10.0x              Implied Terminal EBITDDA Multiplier
              10.1x               10.4x                10.9x                 11.3x              Multiple of 2001E EBITDDA
               9.8x               10.1x                10.5x                 11.0x              Multiple of 2002E EBITDDA

          --------------------------------------------------------------------------------------------------------------------------

            $103.3              $103.3               $103.3                $103.3               Present Value of Free Cash Flows
             154.3     59.9%     163.2       61.2%    173.1     62.6%       184.2   64.1%       Present Value of Perpetuity
            ------              ------               ------                ------               Net Enterprise Value
   9.5%     $257.6              $266.5               $276.4                $287.5               Net Equity Value
              33.7                42.6                 52.5                  63.6               Implied Price per Unit
             $2.62               $3.31                $4.08                 $4.95

               7.9x                8.4x                 8.9x                  9.5x              Implied Terminal EBITDDA Multiplier
               9.5x                9.9x                10.2x                 10.6x              Multiple of 2001E EBITDDA
               9.2x                9.6x                 9.9x                 10.3x              Multiple of 2002E EBITDDA

          --------------------------------------------------------------------------------------------------------------------------

            $101.8              $101.8               $101.8                $101.8               Present Value of Free Cash Flows
             143.0     58.4%     150.9       59.7%    159.6     61.1%       169.3    62.5%      Present Value of Perpetuity
            ------              ------               ------                ------               Net Enterprise Value
  10.0%     $244.7              $252.6               $261.4                $271.1               Net Equity Value
              20.8                28.7                 37.4                  47.1               Implied Price per Unit
             $1.62               $2.23                $2.91                 $3.66

               7.6x                8.0x                 8.5x                  9.0x              Implied Terminal EBITDDA Multiplier
               9.1x                9.3x                 9.7x                 10.0x              Multiple of 2001E EBITDDA
               8.8x                9.1x                 9.4x                  9.7x              Multiple of 2002E EBITDDA

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                                      -54-

                                                   Discounted Cash Flow Analysis

Klamath Unlevered Free Cash Flows ($ in millions)
================================================================================

                                                                --------------------------------------------
                                                                2002E   2003E  2004E   2005E   2006E   2007E
                                                                -----   -----  -----   -----   -----   -----
EBIT                                                            $6.3    $9.2    $7.9   $12.6   $16.4   $18.3
Less: Business Reinvestment of Excess Cash                       0.0     0.0     0.0     0.0     0.0     0.0
                                                                ----    ----    ----   -----   -----   -----
Unlevered FCF EBIT                                               6.3     9.2     7.9    12.6    16.4    18.3
Less: Imputed Taxes on Partnership Earnings @ 38.0%              2.4     3.5     3.0     4.8     6.2     7.0
Plus: Depletion, Depreciation and Amortization                  21.3    17.8    18.0    16.8    16.8    16.8
Plus: Cost of Timber & Property Sales                            0.0     0.0     0.0     0.0     0.0     0.0
Less: Increase in Net Working Capital                            1.3     0.0     0.0     0.0     0.0     0.0
Less: Capital Expenditures                                       1.4     1.4     1.4     1.4     1.4     1.4
Less: Proceeds from Sales                                        0.0     0.0     0.0     0.0     0.0     0.0
                                                                ----    ----    ----   -----   -----   -----
Unlevered Free Cash Flow                                        22.6    22.1    21.5    23.2    25.6    26.7

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                                      -55-

                                                   Discounted Cash Flow Analysis

Yakima Discounted Cash Flow Matrix ($ in millions)
================================================================================

---------------------------------------------------------------------------------------------   ---------------------------------
                                       Perpetuity Growth Rate                                     Normalized UFCF            $4.8
                                                                                                  Net Debt as of 12/31/01    77.7
              (0.5%)               0.0%                 0.5%                 1.0%                 Preferred as of 12/31/01   35.3
            ---------------------------------------------------------------------------------     Total Units Outstanding    12.9
                                                                                                ---------------------------------
Discount
Rate         $40.3               $40.3                $40.3                $40.3                Present Value of Free Cash Flows
              30.3      42.9%     32.1       44.3%     34.2     45.8%       36.5     47.5%      Present Value of Perpetuity
            ------              ------               ------                ------               Net Enterprise Value
9.0%         $70.6               $72.4                $74.5                $76.8                Net Equity Value
             (42.4)              (40.6)               (38.5)   -0.25       (36.2)               Net Equity Value x 49.0%
             (20.8)              (19.9)               (18.9)               (17.7)               Net Equity Value per Share
            ($1.62)             ($1.55)              ($1.47)              ($1.38)

               7.3x                7.8x                 8.3x                 8.8x               Implied Terminal EBITDDA Multiplier
               4.6x                4.8x                 4.9x                 5.1x               Multiple of 20001E EBITDDA
               5.3x                5.5x                 5.6x                 5.8x               Multiple of 2002E EBITDDA

          --------------------------------------------------------------------------------------------------------------------------

             $39.9               $39.9                $39.9                $39.9                Present Value of Free Cash Flows
              28.0      41.2%     29.6       42.6%     31.4     44.1%       33.4     45.6%      Present Value of Perpetuity
            ------              ------               ------                ------               Net Enterprise Value
9.5%         $67.8               $69.4                $71.2                $73.3                Net Equity Value
             (45.2)              (43.6)               (41.8)               (39.7)               Net Equity Value x 49.0%
             (22.1)              (21.3)               (20.5)               (19.5)               Net Equity Value per Share
            ($1.72)             ($1.66)              ($1.59)              ($1.51)

               7.0x                7.4x                 7.8x                 8.3x               Implied Terminal EBITDDA Multiplier
               4.5x                4.6x                 4.7x                 4.8x               Multiple of 20001E EBITDDA
               5.1x                5.3x                 5.4x                 5.5x               Multiple of 2002E EBITDDA

          --------------------------------------------------------------------------------------------------------------------------

             $39.4               $39.4                $39.4                $39.4                Present Value of Free Cash Flows
              25.9      39.7%     27.4       41.0%     28.9     42.4%       30.7     43.8%      Present Value of Perpetuity
            ------              ------               ------                ------               Net Enterprise Value
10.0%        $65.3               $66.7                $68.3                $70.1                Net Equity Value
             (47.7)              (46.3)               (44.7)               (42.9)               Net Equity Value x 49.0%
             (23.4)              (22.7)               (21.9)               (21.0)               Net Equity Value per Share
            ($1.82)             ($1.76)              ($1.70)              ($1.64)

               6.7x                7.0x                 7.4x                 7.9x               Implied Terminal EBITDDA Multiplier
               4.3x                4.4x                 4.5x                 4.6x               Multiple of 20001E EBITDDA
               4.9x                5.0x                 5.2x                 5.3x               Multiple of 2002E EBITDDA

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                                      -56-

                                                   Discounted Cash Flow Analysis

Yakima Unlevered Free Cash Flows ($ in millions)
================================================================================

                                                            -----------------------------------------
                                                            2002E  2003E   2004E  2005E  2006E  2007E
                                                            -----  -----   -----  -----  -----  -----
EBIT                                                        $ 2.8   $5.3   $5.5   $8.1   $5.0   $5.3
Less: Imputed Taxes on Partnership Earnings @ 38.0%           1.1    2.0    2.1    3.1    1.9    2.0
Plus: Depletion, Depreciation and Amortization               10.4    6.6    6.3    4.5    2.0    2.0
Less: Increase in Net Working Capital                        (2.4)   0.0    0.0    0.0    0.0    0.0
Less: Capital Expenditures (Yakima, Antelope, Yainax)         0.4    0.4    0.5    0.5    0.4    0.4
                                                            -----   ----   ----   ----   ----    ---
Unlevered Free Cash Flow                                    $14.1   $9.5   $9.3   $9.0   $4.7    4.8

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                                      -57-

================================================================================

                    -----------------------------------------

                           Cash Distribution Valuation
                                    Analysis

                    -----------------------------------------

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                                      -58-

                                            Cash Distribution Valuation Analysis

Distributions Discounted Cash Flow Matrix ($ in millions)
================================================================================

---------------------------------------------------------------------------------------------   ---------------------------------
                                       Perpetuity Growth Rate                                   Normalized Dividend        $16.0

              (0.5%)               0.0%                 0.5%                 1.0%               Common Units Outstanding     9.6
            ---------------------------------------------------------------------------------   ---------------------------------
  Discount
   Rate       $8.6                $8.6                 $8.6                  $8.6               Present Value of Free Cash Flows
              74.1     89.6%      77.9     90.1%       82.0     90.5%        86.5     91.0%     Present Value of Perpetuity
             -----               -----                -----                 -----
   11.0%     $82.7               $86.4                $90.5                 $95.1               Net Equity Value

             $8.57               $8.96                $9.39                 $9.85               Implied Price per Unit

              14.1x               14.7x                15.4x                 16.2x              Multiple of 2001E EBITDDA
               6.3x                6.5x                 6.8x                  7.2x              Multiple of 2002E EBITDDA

            ---------------------------------------------------------------------------------------------------------------------

              $8.3                $8.3                 $8.3                  $8.3               Present Value of Free Cash Flows
              69.1     89.2%      72.5     89.7%       76.2     90.1%        80.2     90.6%     Present Value of Perpetuity
             -----               -----                -----                 -----
   11.5%     $77.5               $80.8                $84.5                 $88.5               Net Equity Value

             $8.03               $8.38                $8.76                 $9.18               Implied Price per Unit

              13.2x               13.8x                14.4x                 15.1x              Multiple of 2001E EBITDDA
               5.9x                6.1x                 6.4x                  6.7x              Multiple of 2002E EBITDDA
            ---------------------------------------------------------------------------------------------------------------------

              $8.1                $8.1                 $8.1                  $8.1               Present Value of Free Cash Flows
              64.6     88.8%      67.6     89.3%       70.9     89.7%        74.5     90.2%     Present Value of Perpetuity
             -----               -----                -----                 -----
   12.0%     $72.7               $75.8                $79.0                 $82.6               Net Equity Value

             $7.54               $7.85                $8.19                 $8.57               Implied Price per Unit

              12.4x               12.9x                13.5x                 14.1x              Multiple of 2001E EBITDDA
               5.5x                5.7x                 6.0x                  6.3x              Multiple of 2002E EBITDDA

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                                      -59-

================================================================================

                    -----------------------------------------

                              Comparable Companies

                    -----------------------------------------

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                                      -60-

                                                            Comparable Companies

Comparable Companies Analysis ($ in millions)
================================================================================

                                                                                           Enterprise Value/
                             Stock/Unit    % of      Market              --------------------------------------------------------
                                Price     52 Week   Value of  Enterprise   2001       2002E      2001   2002E
Company                        4/11/02     High      Equity     Value    EBITDDA     EBITDDA     EBIT    EBIT      Acres      MBF
-------                        -------     ----      ------     -----    -------     -------     ----    ----      -----      ---
U.S. Timberlands               $ 1.48      17.4%     $19.0     $243.0      9.0x        8.7x       NM     37.5x     $  363    $135

Crown Pacific Partners         $ 5.93      55.5%     181.0      882.0     16.0x       13.9x     66.4x    35.4x     $1,053    $192
Deltic Timber                  $31.45     101.3%     376.2      484.3     15.7x       14.5x     30.6x    30.4x     $1,126
Plum Creek Timber              $29.73      93.0%   5,515.7    7,023.7     15.4x       14.6x     20.5x    20.9x     $  900
Pope Resources                 $12.05      58.1%      54.6       93.4     14.1x         NA        NM       NA      $  788    $223

------------------------------------------------------------------------------------------------------------------------------------
Mean (excluding U.S. Timberlands)                                         15.3x       14.3x      8.0x    28.9x       $967    $208
------------------------------------------------------------------------------------------------------------------------------------


                                      2001 EBITDDA            2002 EBITDDA              2002 EBIT
                                      ------------            ------------              ---------
Selected Multiple Range             11.0x  -  13.0x         10.0x  -  12.0x          30.0x  -  36.0x
Implied Enterprise Value            297.3  -  351.3         277.9  -  333.5          194.6  -  233.5
Less: Net Debt                      223.9  -  223.9         223.9  -  223.9          223.9  -  223.9
Implied Equity Value per Unit       $5.70  -  $9.91         $4.20  -  $8.52             NM  -  $0.75

----------------------------------------------------
Selected Average                    $3.30     $6.39
----------------------------------------------------

----------
Note: Current acreage (000s) and merchantable board feet (MBF) figures obtained from recent company filings and / or analyst reports.

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                                      -61-

                                                            Comparable Companies

================================================================================

o     U.S. Timberlands' unit price has fallen 73% from July 26 to April 11

o     Crown Pacific

      o     Share price has fallen 21% from July 26 to April 11

      o     Crown  Pacific  has  undertaken  a  strategy  to   restructure   its
            operations, preserve its core timber assets and reduce debt by divesting its non-core lumber assets

      o In August, Crown Pacific announced a strategic alliance with Louisiana Pacific involving the sale of a Crown sawmill and a long-term log supply commitment from Crown's 250,000 Idaho tree farm

      o     Company has suspended distribution payments

      o Forward EBITDDA estimates have been revised downward significantly (>50%) since July

o     Deltic Timber

      o     Share price has risen 17% from July 26 to April 11

      o     Woodlands segment contributed 32% of total revenues in 2001

      o     Woodlands   revenues  were  down  versus  2000  as  lower  sales  of
            non-strategic timberlands and lower pricing more than offset higher timber harvest

      o Forward EBITDDA estimates are at approximately the same levels as they were in July

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                                      -62-

                                                            Comparable Companies

================================================================================

o     Plum Creek Timber

      o     Share price has risen 6% from July 26 to April 11

      o     Merger with The Timber Company closed on October 6

      o Forward EBITDDA estimates have risen substantially (>50%) since July due to merger

      o     Distribution of $2.28 per year deemed secure by equity analysts

o     Pope Resources

      o     Share price has fallen 36% from July 26 to April 11

      o     No recent equity research reports have been issued on Pope Resources

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                                      -63-

================================================================================

                    -----------------------------------------

                             Comparable Transactions
                                    Analysis

                    -----------------------------------------

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                                      -64-

                                                Comparable Transactions Analysis

Selected Comparable Asset Transactions ($ in millions)
================================================================================

                                                                                  Transaction   Board
  Date                                                        Asset                  Value      Feet
Announced          Target               Acquiror           Description               ($MM)      (MM)      $/MBF   ('000)    $/Acre
---------          ------               --------           -----------               -----      ----      -----   ------    ------
  2/5/02(1)  Crown Pacific        Patriot Investments   Timberlands in ID            $189.5     1,814      $104     252      $752
               Partners
 Current(2)  Fruit Growers        Auction underway      Timberlands in CA            $140.0     1,300      $108     370      $378
               Supply Co.
10/23/01     Bowater              Wachovia              Southeast pine               $120.0                  NA     147      $816
10/23/01     Bowater              Hancock               Southeast pine               $110.0                  NA     117      $938
05/29/01     USTK                 USTY                  Hager Mountain Tract           $3.5        15      $233                NA
05/04/01     USTK                 DR Johnson            Westside                       $0.9         6      $133       2      $572
05/04/01     USTK                 Superior Lumber       Jackson                        $0.8         4      $194       1      $594
 4/20/01     Pope Resources       Plum Creek Timber     Southwest Washington          $54.0       200      $270      45    $1,213
03/30/01     USTY                 USTK                  Timber cutting rights          $4.5        17      $262                NA
03/01/01     International        Rainer Timber         Timberlands in WA            $500.0                  NA     265    $1,887
               Paper
02/26/01     USTK                 USTY                  Horse Glade, Oregon            $4.0        24      $165      11      $358
02/26/01     USTK                 USTY                  Rodeo Butte, Oregon            $8.0        56      $142      20      $402
12/29/00     Yainax               USTY                  Timberland in Central OR       $2.9        14      $207       8      $363
06/01/00     USTY                 USTK                  Timber cutting rights          $1.3         4      $310                NA
12/01/99     The Timber Company   Hawthorne Timber Co.  Timberlands in CA            $397.0                  NA     194    $2,046
10/04/99     USTK                 USTY                  Antelope Tract                $18.9        54      $349      54      $349
05/27/99     Boise Cascade        USTY                  Central Washington            $60.0       480      $125      56    $1,071
05/28/97     Ochoco Lumber        USTK                  Fee acres & cutting rights   $110.0       280      $393      45    $2,444
07/20/96     Weyerhauser          USTK                  Klamath Falls(3)             $283.5     1,900      $149     604      $469
                                                       ---------------------------------------------------------------------------
                                                        Mean                                               $210              $916
                                                        Median                                             $194              $673
                                                        Weigthed Average Mean                              $143              $913
                                                       ---------------------------------------------------------------------------
                                                       ---------------------------------------------------------------------------
                                                        Selected $/MBF Multiples                 $130  -   $150
                                                        Implied Enterprise Value                243.8  -  281.3
                                                        Less: Net Debt                          223.9  -  223.9
                                                        Implied Equity Value per Unit           $1.54  -  $4.46
                                                       ---------------------------------------------------------------------------

----------
(1) Not a completed transaction; based on the Company's bid in current auction.

(2)   Original acquisition that formed the core of the Company's assets.

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                                      -65-

================================================================================

                    -----------------------------------------

                               Appraisal Valuation

                    -----------------------------------------

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                                      -66-

                                                             Appraisal Valuation

Appraisal Valuation Sensitivity(1)
================================================================================

                                                       Land Value
                                                  ---------------------
                                                  Klamath       Yakima
                                                  -------       -------
Appraisal Value                                    215.0         133.2
Cash                                                 1.4          10.7
Net Working Capital (incl. Restricted cash)         (3.0)         (0.0)
Preferred                                            0.0         (32.0)
Debt                                              (225.0)        (88.4)
                                                  ------        ------
Balance Sheet Adjustments                         (226.6)       (109.7)
----------------------------------------------------------------------
Net Value                                          (11.6)         23.4
----------------------------------------------------------------------

                             Nominal            Sensitivity Analysis (Per Share)
                     ---------------------      --------------------------------
TIMBZ                Aggregate   Per Share        5% Discount      5% Premium
                     ---------   ---------      ---------------  ---------------
Klamath               (11.4)      ($0.89)           ($1.71)          ($0.07)
Yakima Preferred       31.4        $2.44             $2.44            $2.44
Yakima @ 49%           10.3        $0.87             $0.63            $1.12
                      -----       ------            ------           ------
                       30.3        $2.43             $1.36            $3.50

----------
(1)   Based on information provided by Senior Management on 4/4/02 and 4/12/02.

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                                      -67-

================================================================================

                    -----------------------------------------

                               Minority Close-out
                                    Analysis

                    -----------------------------------------

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                                      -68-

                                                     Minority Close-out Analysis

Minority Close-out Analysis ($ in Millions)
================================================================================

  Date                                                                   Transaction     % Stock Premium Before Announce.    %
Announced           Target                           Acquiror            Value ($MM)  1 Day    30 Days  60 Days  90 Days  Acquired
---------  ------------------------------  ----------------------------  -----------  -----    -------  -------  -------  --------
12/29/00   Berlitz International           Benesse Corp.                    $105.0      45%        9%      18%       8%     24.4%
10/27/00   Azurix Corp.                    Enron Corp.                       330.1     135%       91%       2%      12%     33.0%
09/21/00   Hertz Corp.                     Ford Motor Co.                    706.5     105%      156%      94%      57%     18.5%
07/09/00   Life Technologies Inc(Dexter)   Invitrogen Corp                   401.7      19%       21%      15%      19%     25.0%
04/24/00   Cherry Corp                     Investor Group*                   144.0     103%       45%      76%     136%     48.9%
03/21/00   Travelers Property Casualty     Citigroup Inc                   2,449.3      25%       26%      29%      18%     15.0%
03/17/00   Vastar Resources Inc            BP Amoco PLC                    1,575.7      16%       55%      48%      42%     18.0%
03/14/00   Howmet International Inc        Alcoa Inc                         349.3      14%       14%      16%      48%     15.4%
02/22/00   IXnet Inc(IPC Information)      Global Crossing Ltd               876.9      18%       94%     214%     257%     27.0%
02/02/00   Thermo Instrument Systems Inc   Thermo Electron Corp              831.7      27%       75%      94%      75%     15.0%
01/31/00   Thermo BioAnalysis(Thermo)      Thermo Instrument Systems Inc     167.9      51%       49%      62%      52%     16.0%
01/31/00   Thermedics(Thermo Electron)     Thermo Electron Corp              169.2      76%      106%      90%      73%     26.0%
01/19/00   Trigen Energy Corp              Elyo(Suez Lyonnaise des Eaux)     159.2      38%       37%       4%      30%     47.3%
10/21/99   Student Loan Corporation        Citigroup Inc                     180.0      11%        2%      (1%)      9%     20.0%
04/01/99   Aqua Alliance Inc               Vivendi SA                        117.1      29%      158%      45%      55%     17.0%
03/24/99   Knoll Inc(Warburg, Pincus)      Warburg, Pincus Ventures Inc      490.8      84%       25%      (5%)     (4%)    40.0%
03/21/99   Spelling Entertainment Group    Viacom Inc(Natl Amusements)       191.6       8%       47%      34%      36%     19.1%
10/27/98   Citizens Corp(Hanover Ins Co)   Allmerica Financial Corp          212.4      21%       29%      22%       7%     18.0%
10/22/98   BA Merchant Svcs(BankAmerica)   Bank of America National Trust    339.4      47%       69%      11%       7%     32.8%
09/08/98   PEC Israel Economic Corp        Investor Group*                   125.0      60%       45%      61%      55%     18.7%
04/30/98   Mycogen Corp(Dow AgroSciences)  Dow AgroSciences(Dow Chemical)    379.3      42%       49%      42%      46%     31.7%
03/27/98   Intl Specialty Prods            ISP Holdings Inc                  324.5       4%       18%      20%      26%     16.0%
03/17/98   BET Holdings Inc                Investor Group*                   462.3      16%       14%      18%      21%     42.0%
03/02/98   Coleman Co Inc                  Sunbeam Corp                      486.0      49%      122%     137%     103%     18.0%
01/22/98   BT Office Products Intl Inc     Koninklijke KNP BT NV             138.1      33%       45%      30%      62%     30.0%
09/18/97   Guaranty National Corp          Orion Capital Corp                117.2      11%       32%      47%      71%     22.7%
06/20/97   Wheelabrator Technologies Inc   Waste Management Inc              869.7      27%       25%      28%       8%     33.0%
06/02/97   Acordia Inc(Anthem Inc)         Anthem Inc                        193.2      13%       26%      23%      43%     33.2%
05/14/97   Enron Global Power & Pipelines  Enron Corp                        428.0      12%       23%      12%      26%     48.0%
02/25/97   Fina Inc                        Petrofina SA                      257.0      20%       16%      25%      13%     14.6%
02/20/97   NHP Inc(Apartment Investment)   Apartment Investment & Mgmt Co    114.5      28%       22%      16%      16%     44.9%
01/28/97   Calgene Inc(Monsanto Co)        Monsanto Co                       242.6      62%       44%      62%      64%     43.7%
01/21/97   Mafco Consolidated Grp(Mafco)   Mafco Holdings Inc                116.8      24%       24%      26%      12%     15.0%
01/13/97   Zurich Reinsurance Centre       Zurich Versicherungs GmbH         319.0      17%       17%      20%      23%     34.0%
                                           --------------------------------------------------------------------------------------
                                           Overall Median                             27.0%     32.4%    28.2%    26.5%     24.7%
                                           --------------------------------------------------------------------------------------

----------
Note: Reflects transaction sizes between $100 million and $3 billion since 1996 in which the acquiror owned more than 50% of the target prior to the transaction and closed out the remaining stake.

*     Represents management buy-out.

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                                      -69-

                                                     Minority Close-out Analysis

Minority Close-out Analysis
================================================================================

Applied to:                                                      Days Before Date
---------------------------------------------------    ------------------------------------
                                                       1 Day    30 Days   60 Days   90 Days
Current Price, 4/11/02 ($1.48)                         $1.52      $1.93     $1.85     $1.99
Second Independent Committee Mtg., 11/30/01 ($2.00)    $1.97      $2.30     $2.68     $4.90
Pre-Announcement Price, 11/8/01 ($2.30)                $2.37      $2.70     $4.50     $5.59
First Independent Committee Mtg., 8/2/01 ($5.60)        5.55       5.85      5.54      7.16
Initial Offer pre-announcement, 5/10/01 ($6.92)         7.00       7.98      7.78      7.69
--------------------------------------------------------------------------------------------
Relevant Premium                                        27.0%      32.4%     28.2%     26.5%
--------------------------------------------------------------------------------------------

Applied to:
---------------------------------------------------
Current Price, 4/11/02 ($1.48)                         $1.93      $2.55     $2.37     $2.52
Second Independent Committee Mtg., 11/30/01 ($2.00)    $2.50      $3.04     $3.43     $6.20
Pre-Announcement Price, 11/8/01 ($2.30)                $3.01      $3.57     $5.77     $7.07
First Independent Committee Mtg., 8/2/01 ($5.60)        7.05       7.74      7.10      9.06
Initial Offer pre-announcement, 5/10/01 ($6.92)         8.89      10.56      9.97      9.72

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

================================================================================

                    -----------------------------------------

                                      WACC

                    -----------------------------------------

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--------------------------------------------------------------------------------

                                                                            WACC

Weighted Average Cost of Capital Model ($ in Millions)
================================================================================

                           Projected   Adjusted    Market   Net Debt/
                            Levered     Market     Equity    Equity    Unlevered
Company                     Beta (1)    Value      Value     Ratio      Beta (2)
-------                    ---------   --------    ------   ---------  ---------
--------------------------------------------------------------------------------
U.S. Timberlands              0.74      $166.2       $19.0    773.2%      0.13
--------------------------------------------------------------------------------
Crown Pacific Partners        0.92       737.7(3)    181.0    307.5%      0.32

Deltic Timber                 0.57       484.3       376.2     28.7%      0.49

Fletcher Challenge Forests    0.66     2,843.1     2,649.1      7.3%      0.63

Plum Creek Timber             0.71     7,023.7     5,515.7     27.3%      0.61

Pope Resources                0.42        93.4        54.6     71.2%      0.29
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Mean (excl. UST)              0.66    $2,236.4    $1,755.3     88.4%      0.47
Median (excl. UST)            0.66       737.7       376.2     28.7%      0.49
--------------------------------------------------------------------------------

----------
(1) Source: BARRA U.S. and global equity models; assumes book value of debt approximates market value, unless fair market value of debt available.

(2)   Unlevered  Beta = Projected  Levered Beta / (1 + (Debt / Equity * (1 - Tax
      Rate).

(3) For Crown Pacific, adjusted market value assumes that the fair market value of debt is 80% of par based on an examination of credit statistics.

(4) Included for reference only. Plum Creek Timber acquired The Timber Company in October 2001.

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                                      -72-

                                                                            WACC

================================================================================

                             Projected                                               Cost of    Weighted
                              Levered   Net Debt/  Net Debt/  Cost of   Cost of       Debt      Avg. Cost
Company                      Beta (2)    Capital    Equity    Equity   Debt (3)     After-tax  of Capital
-------                      ---------  ---------  ---------  -------  --------     ---------  ----------
---------------------------------------------------------------------------------------------------------
U.S. Timberlands                0.74      88.5%      773.2%    12.9%       20.0%      12.4%       12.5%
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Crown Pacific Partners          0.92      75.5%      307.5%    13.4%       14.0%(4)    8.7%        9.8%

Deltic Timber                   0.57      22.3%       28.7%    10.3%        7.1%       4.4%        9.0%

Fletcher Challenge Forests      0.66       6.8%        7.3%    11.1%        9.2%       5.7%       10.7%

Plum Creek Timber               0.71      21.5%       27.3%    11.2%       11.1%       6.9%       10.3%

Pope Resources                  0.42      41.6%       71.2%     9.6%        9.7%       6.0%        8.1%
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Mean (excl. UST)               65.6%      33.5%       88.4%    11.1%       10.2%       6.3%        9.6%
Median (excl. UST)             65.8%      22.3%       28.7%    11.1%        9.7%       6.0%        9.8%
---------------------------------------------------------------------------------------------------------



Marginal Tax Rate  Risk Free Rate(6)  Equity Risk Premium(7)    Size Premium(8)
-----------------  -----------------  ----------------------   -----------------
      38.0%              5.21%                 7.4%              Mid-cap    1.0%
                                                                 Low-cap    1.5%
                                                               Micro-cap    3.0%

----------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and DrKW calculations.

(2) Source: BARRA U.S. and global equity models; assumes book value of debt approximates market value, unless fair market value of debt available.

(3) Cost of debt assumed to be to equal the outstanding instruments' Yield to Maturity, when available, or the instruments' coupon rate when YTM is not available.

(4) Represents an estimate of yield to maturity based on estimated credit statistics (Crown Pacific's actual weighted average coupon is 9.1%).

(5) Included for reference only. Plum Creek Timber acquired The Timber Company in October 2001.

(6)   10 year U.S. Treasury as of 4/10/02.

(7) Equity risk premium is based on the differences of historical arithmetic mean returns from 1926-2000 on large company stock total returns less intermediate bond income returns.

(8) Size premiums are based on the following market capitalizations: Mid-cap ($840 million to $4,144 million), Low-cap ($192 million to $840 million) and Micro-cap (less than $192 million).

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

                                                                            WACC

Weighted Average Cost of Capital Model ($ in Millions)(1) (Cont'd)
================================================================================

--------------------------------------------------------------------------------
 Capital Structure        Cost of Equity         Cost of Debt       Wtd. Avg.
--------------------   --------------------    ----------------     ---------
 Debt/      Debt/      Relevered   Cost of     Before     After      Cost of
Capital    Equity       Beta (2)    Equity      Tax        Tax       Capital
-------    ------      ---------   -------     ------     -----      -------
   0%         0%          0.25       7.1%       13.5%      8.4%        7.1%
  10%        11%          0.27       7.2%       14.0%      8.7%        7.3%
  20%        25%          0.29       7.3%       14.5%      9.0%        7.7%
  30%        43%          0.32       7.5%       15.0%      9.3%        8.1%
  40%        67%          0.35       7.8%       15.5%      9.6%        8.5%
  50%       100%          0.41       8.2%       16.0%      9.9%        9.1%
  60%       150%          0.48       8.8%       16.5%     10.2%        9.6%
  70%       233%          0.61       9.7%       17.0%     10.5%       10.3%
  80%       400%          0.87      11.6%       17.5%     10.9%       11.0%
  90%       900%          1.65      17.4%       18.0%     11.2%       11.8%
--------------------------------------------------------------------------------

Marginal Tax Rate     Risk Free Rate(3)     Market Risk Premium(4)
-----------------     -----------------     ----------------------
      38.0%                 5.21%                   10.4%

----------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and DrKW calculations.

(2)   Relevered Beta = Unlevered Beta * (1+ Debt/Equity Ratio * (1 - Tax Rate)).

(3)   10 year U.S. Treasury as of 4/10/02.

(4) Market risk premium is calculated as the arithmetic difference between the long-term rate of return on common stocks from 1926 - 2000 and the expected micro-capitalization equity size premium from companies with market capitalizations below $192 million.

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                                      -74-